                                                                   EXHIBIT 4.5






                               CREDIT AGREEMENT



                                    among



                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                   as Agent



                               VARIOUS LENDERS


                                     and


                                  BRIM, INC.
                                 as Borrower






                        $35,000,000 Term Loan Facility
                    $65,000,000 Revolving Credit Facility





                              December 17, 1996

                              TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
RECITALS                                                                                                        -1-

ARTICLE I

         DEFINITIONS                                                                                            -2-
         1.1.     Defined Terms                                                                                 -2-
         1.2.     Accounting Terms                                                                             -27-
         1.3.     Singular/Plural                                                                              -28-
         1.4.     Other Terms                                                                                  -28-

ARTICLE II

         AMOUNT AND TERMS OF THE LOANS;LETTERS OF CREDIT                                                       -28-
         2.1.     The Loans                                                                                    -28-
         2.2.     Borrowings                                                                                   -29-
         2.3.     Notes                                                                                        -33-
         2.4.     Termination and Reduction of Commitments and Swingline Commitment                            -33-
         2.5.     Payments; Voluntary, Mandatory                                                               -34-
         2.6.     Interest                                                                                     -37-
         2.7.     Fees                                                                                         -38-
         2.8.     Interest Periods                                                                             -39-
         2.9.     Conversions and Continuations                                                                -40-
         2.10.    Method of Payments; Computations                                                             -41-
         2.11.    Increased Costs, Change in Circumstances, Etc.                                               -42-
         2.12.    Taxes.                                                                                       -44-
         2.13.    Compensation                                                                                 -46-
         2.14.    Use of Proceeds                                                                              -47-
         2.15.    Recovery of Payments                                                                         -47-
         2.16.    Pro Rata Treatment                                                                           -47-
         2.17.    Letters of Credit                                                                            -48-

ARTICLE III

         CLOSING; CONDITIONS OF CLOSING AND BORROWING                                                          -54-
         3.1.     Closing                                                                                      -54-
         3.2.     Conditions of Loans and Advances                                                             -54-
                  3.2.1.   Executed Loan Documents                                                             -54-
                  3.2.2.   Closing Certificates; Etc.                                                          -55-
                  3.2.3.   Consents; No Adverse Change                                                         -57-
                  3.2.4.   Financial Matters                                                                   -57-
                  3.2.5.   Certain Transactions                                                                -58-
                  3.2.6.   Principal Loan Termination                                                          -59-
                  3.2.7.   Miscellaneous                                                                       -59-
         3.3.     Conditions to All Loans and Advances                                                         -59-

         3.4.     Waiver of Conditions Precedent                                                               -60-

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES                                                                        -60-
         4.1.     Corporate Organization and Power; Capital Structure                                          -60-
         4.2.     Subsidiaries                                                                                 -61-
         4.3.     Enforceability of Loan Documents; Compliance with Other Instruments                          -61-
         4.4.     Use of Proceeds                                                                              -61-
         4.5.     Governmental Authorization                                                                   -62-
         4.6.     Financial Statements                                                                         -62-
         4.7.     Solvency                                                                                     -63-
         4.8.     Places of Business                                                                           -63-
         4.9.     Leased Properties                                                                            -63-
         4.10.    Realty                                                                                       -64-
         4.11.    Assets for Conduct of Business                                                               -64-
         4.12.    Insurance                                                                                    -64-
         4.13.    Ownership of Properties                                                                      -64-
         4.14.    First Priority                                                                               -64-
         4.15.    Litigation; Government Regulation                                                            -65-
         4.16.    Taxes                                                                                        -65-
         4.17.    ERISA; Employee Benefits                                                                     -65-
         4.18.    Compliance with Laws                                                                         -66-
         4.19.    Environmental Matters                                                                        -66-
         4.20.    Margin Securities                                                                            -67-
         4.21.    Full Disclosure                                                                              -68-
         4.22.    Contracts; Labor Disputes                                                                    -68-
         4.23.    Reimbursement from Third Party Payors                                                        -68-
         4.24.    Fraud and Abuse                                                                              -68-
         4.25.    Certain Agreements                                                                           -69-
         4.26.    Event of Default                                                                             -69-
         4.27.    Ownership of Stock of Borrower                                                               -69-
         4.28.    Single Business Enterprise                                                                   -69-
         4.29.    Updates to Schedules                                                                         -69-

ARTICLE V

         AFFIRMATIVE COVENANTS                                                                                 -70-
         5.1.     Financial and Business Information about the Borrower                                        -70-
         5.2.     Notice of Certain Events                                                                     -72-
         5.3.     Corporate Existence and Maintenance of Properties                                            -73-
         5.4.     Maintenance of Insurance                                                                     -74-
         5.5.     Maintenance of Books and Records; Inspection                                                 -75-
         5.6.     Compliance with ERISA                                                                        -75-
         5.7.     Payment of Taxes                                                                             -75-
         5.8.     Compliance with Laws                                                                         -75-
         5.9.     Name Change                                                                                  -76-
         5.10.    Disbursement of Proceeds by the Borrower                                                     -76-
         5.11.    Creation or Acquisition of New Subsidiaries                                                  -76-

         5.12.    Certain Permitted Acquisitions; Asset Purchases                                              -77-
         5.13.    Swap Agreement                                                                               -78-
         5.14.    Acquisition of Realty                                                                        -78-
         5.15.    Further Assurances                                                                           -79-
         5.16.    Cash Deposits                                                                                -79-
         5.17.    Purchase of Ojai Valley Community Hospital                                                   -79-

ARTICLE VI

         NEGATIVE COVENANTS                                                                                    -79-
         6.1.     Merger, Consolidation                                                                        -79-
         6.2.     Debt                                                                                         -80-
         6.3.     Contingent Obligations                                                                       -81-
         6.4.     Liens and Encumbrances                                                                       -82-
         6.5.     Disposition of Assets                                                                        -82-
         6.6.     Transactions with Related Persons                                                            -82-
         6.7.     Restricted Investments                                                                       -82-
         6.8.     Restricted Payments; Certain Distributions                                                   -83-
         6.9.     Consolidated Adjusted Debt to Annualized Consolidated EBITDAR                                -84-
         6.10.    Consolidated Adjusted Senior Debt to Annualized Consolidated EBITDAR                         -84-
         6.11.    Minimum Consolidated EBITDAR                                                                 -84-
         6.12.    Minimum Net Worth                                                                            -85-
         6.13.    Annualized Consolidated EBITDAR to Annualized Interest Expense and Annualized Lease
                  Expense                                                                                      -85-
         6.14.    Fixed Charge Coverage                                                                        -85-
         6.15.    Capital Expenditures                                                                         -85-
         6.16.    Sale and Leaseback                                                                           -85-
         6.17.    New Business                                                                                 -86-
         6.18.    Subsidiaries or Partnerships                                                                 -86-
         6.19.    Management Contracts                                                                         -86-
         6.20.    Limitation on Certain Restrictions                                                           -86-
         6.21.    No Other Negative Pledges                                                                    -86-
         6.22.    Hazardous Wastes                                                                             -86-
         6.23.    Fiscal Year                                                                                  -87-
         6.24.    Amendments; Prepayments of Debt, Etc.                                                        -87-
         6.25.    Location of Assets; Places of Business                                                       -87-
         6.26.    Account Documents                                                                            -87-
         6.27.    No Inconsistent Transactions or Agreements                                                   -88-
         6.28.    Fraud and Abuse.                                                                             -88-
         6.29.    Parkview Regional Hospital/EBITDAR to Facility Rent Expense.                                 -88-

ARTICLE VII

         EVENTS OF DEFAULT                                                                                     -88-
         7.1.     Events of Default                                                                            -88-

ARTICLE VIII

         RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT                                                            -91-
         8.1.     Remedies;  Termination of Commitments, Acceleration, Etc.                                    -91-
         8.2.     Right of Setoff                                                                              -92-
         8.3.     Rights and Remedies Cumulative; Non-Waiver; Etc.                                             -92-

ARTICLE IX

         THE AGENT                                                                                             -92-
         9.1.     Appointment                                                                                  -92-
         9.2.     Nature of Duties                                                                             -93-
         9.3.     Exculpatory Provisions                                                                       -93-
         9.4.     Reliance by the Agent                                                                        -93-
         9.5.     Non-Reliance on Agent and Other Lenders                                                      -94-
         9.6.     Notice of Default                                                                            -94-
         9.7.     Indemnification                                                                              -94-
         9.8.     The Agent in its Individual Capacity                                                         -95-
         9.9.     Successor Agent                                                                              -95-
         9.10.    Collateral Matters                                                                           -96-
         9.11.    Issuing Bank and Swingline Lender                                                            -96-
                  ---------------------------------

ARTICLE X

         MISCELLANEOUS                                                                                         -96-
         10.1.    Survival                                                                                     -96-
         10.2.    Governing Law; Consent to Jurisdiction                                                       -97-
         10.3.    Arbitration; Remedies                                                                        -97-
         10.4.    Notice                                                                                       -98-
         10.5.    Assignments, Participations                                                                 -100-
         10.6.    Fees and Expenses                                                                           -102-
         10.7.    Indemnification                                                                             -103-
         10.8.    Amendments, Waivers, Etc.                                                                   -104-
         10.9.    Rights and Remedies Cumulative, Non-Waiver, Etc.                                            -104-
         10.10.   Binding Effect, Assignment                                                                  -105-
         10.11.   Severability                                                                                -105-
         10.12.   Entire Agreement                                                                            -105-
         10.13.   Interpretation                                                                              -105-
         10.14.   Counterparts; Effectiveness                                                                 -105-
         10.15.   Conflict of Terms                                                                           -105-
         10.16.   Injunctive Relief                                                                           -106-
         10.17.   Confidentiality                                                                             -106-
         10.18.   Post-Closing Matters                                                                        -106-

                                   EXHIBITS

A-1      Form of Term Note
A-2      Form of Revolving Credit Note
A-3      Form of Swingline Note
B-1      Notice of Borrowing
B-2      Notice of Conversion/Continuation
B-3      Notice of Swingline Borrowing
B-4      Letter of Credit Request
C        Compliance Certificate
         Attachment A:  Covenant Compliance Worksheet
         Attachment B:  Interest Rate Calculation Worksheet
D        Assignment and Acceptance Agreement
E        Financial Condition Certificate
F        Revolving Credit Borrowing Availability Certificate




                                  SCHEDULES

1.1(a)   Existing Liens
4.1      Foreign Jurisdiction; Names
4.1(b)   Convertible and Other Securities
4.2      Subsidiaries
4.3      Compliance with Other Instruments
4.8      Principal Places of Business
4.9      Leased Properties
4.10     Realty
4.12     Insurance
4.13     Title to Assets
4.15     Litigation; Government Regulation
4.16     Taxes
4.17     ERISA Matters
4.19     Environmental Matters
4.27     Ownership of Stock of Borrower
6.2      Existing Debt
6.3      Contingent Obligations
6.6      Transactions with Related Persons
6.7(e)   Restricted Investments
6.8      Distributions
6.19     Intercompany Note


                               CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of the 17th day of December, 1996 (the "Credit Agreement" or "Agreement"), is made among BRIM, INC., an Oregon corporation with its principal offices in Nashville, Tennessee, which will change its name after the Closing Date to "Principal Hospital Company" (the "Borrower"); the banks and other financial institutions from time to time parties hereto (each, a "Lender," and collectively, the "Lenders"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent") and as Issuing Bank.


                                    RECITALS

         A. The Borrower has applied to the Lenders for (i) a term loan in the principal amount of $35,000,000, and (ii) a revolving credit loan in the aggregate principal amount of up to $65,000,000, to be advanced by the Lenders in accordance with the terms hereof.

         B. The Subsidiaries of the Borrower will jointly and severally guarantee all of the obligations of the Borrower hereunder and under the other Loan Documents (as hereinafter defined). The Borrower and all guarantors will each pledge their respective assets to secure its obligations hereunder and under the other Loan Documents.

         C. Immediately prior to the date hereof, certain officers and shareholders of the Borrower formed Carryco, Inc., an Oregon corporation, and contributed to the capital of Carryco, Inc. their shares of the Borrower valued at approximately $4,000,000. Carryco, Inc. then merged with and into the Borrower, with the Borrower as the surviving entity. Under the terms of such merger, the shareholders of Carryco, Inc. received common stock of the Borrower in exchange for their shares in Carryco, Inc., the remaining shareholders of the Borrower received or continued to hold certain preferred and redeemable preferred stock, and the treasury shares (formerly held by Carryco, Inc.) were cancelled.

         D. Immediately prior to the date hereof, pursuant to a plan of merger, the Borrower merged its wholly-owned subsidiary, Brim Senior Living, Inc. with and into Encore Senior Living, LLC and sold to Encore Senior Living, LLC certain assets of the Borrower used in connection with the operation of the senior living business for cash in the aggregate approximate amount of $15,000,000.

         E. Prior to the date hereof, the Borrower also sold certain other assets, as identified in the Investment Agreement (as hereafter defined) for aggregate consideration of approximately $3,400,000 plus assumed liabilities.

         F. As of the date hereof, and simultaneously with the closing of the transactions under this Agreement, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and certain other investors shall purchase junior preferred and common stock of the Borrower for approximately $7,500,000 in cash, Leeway & Co. shall purchase senior and junior preferred stock, common stock and warrants to purchase common stock of the Borrower for approximately $24,100,000 in cash and the Borrower shall use the proceeds of such stock issuance, together with a portion of the proceeds of the loans to be provided hereunder, to redeem all of the previously outstanding shares of redeemable preferred stock and preferred stock for approximately $74,000,000 in cash.

         G. As of the date hereof and immediately following the closing of the transactions under this Agreement, Principal Hospital Company will merge with Principal Merger Company, a subsidiary of the

Borrower, and Principal, which will change its name subsequent to the Closing, as the surviving corporation, will also become a Guarantor (as hereinafter defined) of the Borrower's obligations hereunder.

         H. The parties acknowledge that this Credit Agreement and each of the other Loan Documents (as hereinafter defined) have been negotiated and delivered in Charlotte, North Carolina.

         I. The Lenders are willing to make the Loans described herein based on the terms and conditions set forth herein.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Issuing Bank and the Agent hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

          1.1. Defined Terms. For purposes of this Credit Agreement, in addition to the terms defined elsewhere in this Credit Agreement, the following terms shall have the meanings set forth below:

         "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

         "Accounts" shall mean all "accounts," within the meaning of the Uniform Commercial Code, of the Borrower and each of its Subsidiaries, including, without limitation, (to the extent permitted by law) any existing and future Medicare, Medicaid, MediCal and other similar accounts receivable.

         "Acquisition" shall mean any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more of its Subsidiaries, or any combination thereof, of (i) all or a substantial part of the assets, equity or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least a majority of the outstanding securities of an existing corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or (iii) control of a greater than 50% ownership interest in any existing partnership, joint venture or other Person.

         "Acquisition Amount" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Permitted Acquisition,
(ii) the Fair Market Value of all capital stock or other ownership interests of the Borrower or any of its Subsidiaries issued or given in connection with such Permitted Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Debt incurred, assumed or acquired in connection with such Permitted Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Permitted Acquisition other than bona fide employment and similar agreements not a part of the allocation of the purchase price, and (vi) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Permitted Acquisition. All Capital Expenditures made or projected to be incurred by the Borrower or its Subsidiaries within ninety (90) days and in connection with any Permitted Acquisition shall be included in the

Acquisition Amount attributable to such Permitted Acquisition and shall not be included in the calculation of Capital Expenditures for purposes of SECTION 6.15.

         "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each as in effect at such time.

         "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

         "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean First Union, in its capacity as agent as appointed in ARTICLE IX hereof, and its permitted successors and assigns.

         "Agreement" or "this Agreement" or "Credit Agreement" shall mean this Credit Agreement and any amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part, and all schedules and exhibits hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Annualized Capital Expenditures" shall mean (i) as of March 31, 1997, Capital Expenditures for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Capital Expenditures for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Annualized Cash Taxes" shall mean (i) as of March 31, 1997, Cash Taxes for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Cash Taxes for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Annualized Consolidated EBITDAR" shall mean (i) as of March 31, 1997, Consolidated EBITDAR for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Consolidated EBITDAR for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Annualized Facility Rent Expense" shall mean (i) as of March 31, 1997, Facility Rent Expense for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Facility Rent Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Annualized Interest Expense" shall mean (i) as of March 31, 1997, Interest Expense for the fiscal quarter ending on such date, multiplied by four
(4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Interest Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Annualized Lease Expense" shall mean (i) as of March 31, 1997, Lease Expense for the fiscal quarter ending on such date, multiplied by four (4), and
(ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Lease Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).


         "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR calculated as provided below:


Ratio of Consolidated Adjusted
Debt to Annualized                                     Applicable Margin                      Applicable Margin
Consolidated EBITDAR                                      (Base Rate)                           (LIBOR Rate)
--------------------                                   ------------------                     -----------------
Equal or greater than
  3.75 to 1.0                                                 1.00%                                 2.50%

Less than 3.75 to 1.0
but greater than or equal
  3.25 to 1.0                                                 0.75%                                 2.25%

Less than 3.25 to 1.0
but greater than or equal
  2.75 to 1.0                                                 0.50%                                 2.00%

Less than 2.75 to 1.0
but greater than or equal
  2.0 to 1.0                                                  0.25%                                 1.75%

Less than 2.0 to 1.0                                          0.00%                                 1.50%

From the Closing Date until the fifth (5th) Business Day after receipt by the Agent of the financial statements for the fiscal quarter ended June 30, 1997 pursuant to SECTION 5.1(A) below, the Applicable Margin shall be 2.50% for LIBOR Loans and 1.00% for Base Rate Loans. The Applicable Margins shall be reset from time to time in accordance with the above matrix on the fifth (5th) Business Day after receipt by the Agent in accordance with SECTIONS 5.1(A) or (B) of financial statements together with a Compliance Certificate attaching an Interest Rate Calculation Worksheet (reflecting the computation of the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR as of the last day of the preceding fiscal quarter or fiscal year, as appropriate) that provides for different Applicable Margins than those then in effect.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into between a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of EXHIBIT D.

         "Assignment Restrictions" shall mean (i) with respect to any contracts or agreements assigned to the Agent, on behalf of the Lenders, as Collateral by the Borrower or any of its Subsidiaries, any restriction or prohibition on assignment that has not been waived or consented to by the Person for whose benefit such restriction or prohibition exists; provided that such restriction or prohibition will not be permitted if the Agent has required such waiver or consent, such requirement of waiver or consent not to unreasonably interfere with the ordinary course of business of the Borrower and its Subsidiaries and may only be required with respect to a material contract, and (ii) with respect to Medicare, Medicaid and MediCal accounts receivable, assignment restrictions as provided in the Medicare Regulations, the Medicaid Regulations and the MediCal Regulations.

         "Authorized Officer" shall mean any of (i) the President, Chief Financial Officer, Vice President-Controller or Treasurer, and (ii) any other officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

         "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq., as amended, and any successor statute or statute having substantially the same function.

         "Base Rate" shall mean the higher of (i) the Prime Rate, or (ii) one-half percentage point (0.5%) in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

         "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

         "Bloodborne Pathogens Standard" shall mean the Final Standard for Occupational Exposure to Bloodborne Pathogens promulgated by OSHA at 56 Federal Register 64004 et seq. (December 6, 1991) and codified at 29 C.F.R. ss. 1910.1030, or any similar regulation promulgated by any Governmental Authority.

         "Borrower" shall mean Brim, Inc., an Oregon corporation, and its successors and assigns which will change its name after the Closing Date to "Principal Hospital Company."

         "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions of outstanding Loans pursuant to SECTION 2.9) of one Type of Loan (or a Swingline Loan made by the Swingline Lender) under a single Credit Facility, having in the case of LIBOR Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to SECTION 2.11(C) shall be considered part of the related Borrowing of LIBOR Loans.

         "Borrowing Date" shall have the meaning assigned to such term in
SECTION 2.2(B).

         "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan or any Swap Agreement, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

         "Capital Asset" shall mean any asset that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital asset.

         "Capital Expenditures" shall mean the aggregate amount of all expenditures and liabilities (including, without limitation, Capital Lease Obligations) made and incurred in respect of the acquisition by any Borrower or any of its Subsidiaries of Capital Assets, but excluding Capital Assets acquired in the form of a Permitted Acquisition.

         "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with Generally Accepted Accounting Principles, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease.

         "Capitalized Costs" shall mean the aggregate amount of all cash expenditures that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for on a capitalized basis, except those cash expenditures that are included in plant, property and equipment on the balance sheet.

         "Cash Collateral Account" shall have the meaning assigned to such term in SECTION 2.17(I).

         "Cash Investments" shall mean (i) marketable direct obligations (x) issued or unconditionally guaranteed by the United States of America or (y) issued by any agency thereof having a rating of A or higher by Standard & Poor's or A-2 or higher by Moody's Investors Service, Inc., in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) marketable commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Rating Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; (iv) demand deposits, time deposits and certificates of deposit maturing within one (1) year from the date of issuance thereof and issued by a Lender or a bank or trust company organized under the laws of the United States of America or any state thereof and having a long term debt rating by Standard & Poor's Rating Services of A or higher; (v) repurchase agreements with a term not exceeding seven days with respect to underlying securities of the types described in clause (I) above entered into with a bank or trust company meeting the qualifications specified in clause (IV) above; and (vi) mutual funds that invest solely in any of the items described above.

         "Cash Taxes" shall mean, for any fiscal quarter, the aggregate amount of cash payments made by or on behalf of the Borrower or any Subsidiaries to Governmental Authorities for taxes, levies, charges or withholdings during such fiscal quarter.

         "Change of Control" shall mean (i) GTCR shall cease to be the "beneficial owner" (within the meanings of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Borrower representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible, or (ii) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, other than GTCR, have become, after the Closing Date, the "beneficial owner" of securities of the Borrower representing 30% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible, or (iii) the members of the Board of Directors of the Borrower shall cease to consist of a majority of the individuals (y) who constituted the Board of Directors as of the date hereof or (z) who shall have become members thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof. For purposes of this definition, "voting power" shall be determined with reference to the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding securities of the Borrower other than voting stock.

         "Closing" shall have the meaning assigned to such term in SECTION 3.1.

         "Closing Date" shall mean the date referred to in SECTION 3.1 hereof.

         "Collateral" shall mean all assets, property and interests in property of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, that shall, from time to time, directly or indirectly secure the Credit Obligations or the Guaranty Obligations, including, without limitation, the assets, property or interests in property described in the Security and Pledge Agreement.

         "Commitment" shall mean, for any Lender, such Lender's Term Loan Commitment plus its Revolving Credit Commitment.

         "Commitment Letter" shall mean the commitment letter to Principal from First Union National Bank of North Carolina dated September 13, 1996, confirming its commitment to provide the Revolving Credit Facility and the Term Loan Facility pursuant to this Agreement.

         "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT C.

         "Consolidated Adjusted Debt" shall mean the sum of (a) Consolidated Debt, and (b) the product of (i) Annualized Facility Rent Expense, multiplied by
(ii) eight (8).

         "Consolidated Adjusted Senior Debt" shall mean, at any time, Consolidated Adjusted Debt less Subordinated Debt.

         "Consolidated Debt" shall mean, at any date, the aggregate (without duplication) of all Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis.

         "Consolidated EBITDAR" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any period, EBITDAR for the period ending on such date determined in accordance with Generally Accepted Accounting Principles. Consolidated EBITDAR shall be deemed to include, without duplication, historical Consolidated EBITDAR, of any business acquired and operated by the Borrower or any Subsidiary after the commencement of the relevant measurement period, as if such business had been acquired by the Borrower or such Subsidiary as of the first day of such measurement period, subject to pro forma expense adjustments as set forth below; provided that such Consolidated EBITDAR is supported by financial statements, tax returns or other financial data acceptable to the Agent in its sole discretion. Calculations of Consolidated EBITDAR shall exclude the results of operations of any entity disposed of by the Borrower or any Subsidiary at any time after the first day of the relevant measurement period. Consolidated EBITDAR shall be adjusted for pro forma expense adjustments in connection with newly acquired entities, if and only to the extent approved in writing by the Required Lenders.

         "Consolidated Net Income" shall mean, for any fiscal quarter, the net income (or loss) of the Borrower and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with Generally Accepted Accounting Principles, but excluding the effect of: (a) gains on the sale, conversion or other disposition of Capital Assets, (b) gains on the acquisition, retirement, sale or other disposition of stock of the Borrower or any of its Subsidiaries, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, (e) any other gain or credit of an extraordinary nature,
(f) transaction fees and expenses not to exceed $5,000,000 in connection with the transactions contemplated by this Agreement, the Investment Agreement, the Securities Purchase Agreement and the Principal Merger Transaction, and (g) noncash losses approved in writing by the Agent.

         "Consolidated Net Revenues" shall mean, for any fiscal quarter, the net revenues of the Borrower and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with Generally Accepted Accounting Principles.

         "Consolidated Net Worth" shall mean, as of the last day of any fiscal year, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit (other than a standby letter of credit with no reasonable likelihood of draw, in the reasonable opinion of the Agent) or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability of the primary obligor to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Corporate Overhead" shall mean all costs and expenses of the Borrower and its Subsidiaries of an overhead, or general and administrative, nature (but specifically excluding the overhead, or general and administrative, costs and expenses of the hospitals and facilities operated by the Borrower and its Subsidiaries).

         "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT C.

         "Credit Facility" shall mean the Term Loan Facility or the Revolving Credit Facility, as the context may require.

         "Credit Obligations" shall mean and include (i) the Loans, any Reimbursement Obligations and all other loans, advances, indebtedness, liabilities and obligations owing, arising, due or payable from the Borrower to the Agent, the Issuing Bank or any Lender of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, that arise under this Agreement, the Notes or the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to the Agent, the Issuing Bank or any Lender under this Agreement or any of the other Loan Documents.

         "Debt" shall mean, with respect to any Person or group of Persons, without duplication, (i) all indebtedness of such Person for money borrowed,
(ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including earnouts and other similar contingent obligations, calculated in accordance with Generally Accepted Accounting Principles), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person, (vii) all obligations under any Swap Agreement or other interest rate protection or hedging arrangement, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (ix) all indebtedness referred to in clauses (I) through
(VIII) above secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (x) any Contingent Obligation of such Person to the extent that such Contingent Obligation that in accordance with Generally Accepted Accounting Principles would be set forth in a specific dollar amount on the liability side of a balance sheet, and excluding any guaranty of Debt related to an operating lease, provided that such guaranty will be included as a Contingent Obligation if the guaranty is called and there is not a corresponding forgiveness of lease payments in like amounts commencing in the order due.

         "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "Dollars" or "$" shall mean dollars of the United States of America.

         "EBITDAR" shall mean, for any Person for any fiscal quarter, (i) Consolidated Net Income, plus (ii) the sum of Interest Expense, taxes, depreciation, amortization, and Facility Rent Expense.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of any Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld.

         "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or any of its Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any

Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human safety, health or the environment, (iii) any violation or alleged violation of any Environmental Law or other legal requirement by Borrower or its Subsidiaries with respect to any property owned, leased or operated by Borrower or its Subsidiaries (in the past, currently or in the future), and/or (iv) any presence, suspected presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material in, on, to or from any property (or any part thereof including without limitation the soil and groundwater thereon and thereunder) owned, leased or operated by Borrower or its Subsidiaries (in the past, currently or in the future).

         "Environmental Laws" shall mean any and all applicable laws, subsequent enactments, amendments and modifications, including, without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), to the extent that it regulates exposure to Hazardous Substances, ("OSHA"), as such laws have been amended or supplemented, and any analogous future federal or state, or present or future applicable local, statutes and the rules and regulations promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan (as defined in SECTION 4.17); (b) a withdrawal by the Borrower or any of its Subsidiaries from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any of its Subsidiaries from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its Subsidiaries; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Qualified Plan; (i) the Borrower or any of its Subsidiaries engages in or otherwise becomes liable for a nonexempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary with respect to any Qualified Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable.

         "Event of Default" shall have the meaning specified in ARTICLE VII hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Facility" shall mean a hospital or other health care facility, together with other ancillary businesses, all buildings and improvements associated therewith, that are owned or leased in whole or in part, by the Borrower or any of its Subsidiaries.

         "Facility Rent Expense" shall mean, for any fiscal quarter, all amounts paid, payable or accrued during such fiscal quarter by the Borrower and its Subsidiaries on a consolidated basis with respect to all operating leases of hospitals and the operating lease of any other facility with a Lease Expense in excess of $200,000 annually.

         "Fair Market Value" shall mean, with respect to any capital stock or other ownership interests issued or given by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, (i) in the case of common stock of the Borrower that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for such common stock or (ii) in all other cases, the determination of the fair market value thereof in good faith by a majority of members of the board of directors of the Borrower or such Subsidiary with no direct or indirect (other than by virtue of being a director) economic interest in such Permitted Acquisition, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Permitted Acquisition.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" shall mean the letter, dated September 13, 1996, as amended, from First Union to Principal, relating to the fees payable to First Union as of the Closing Date for its own account and the administrative fee payable to the Agent from time to time for its own account, the obligations under which have been assumed by the Borrower.

         "Financial Condition Certificate" shall mean a fully completed certificate, with the attachments required thereby, in the form of EXHIBIT E.

         "Financials" or "Financial Statements" shall mean the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1994 and December 31, 1995, and related statements of operations, stockholders' equity and cash flows for the fiscal year then ended; the reviewed consolidated balance sheet of the Borrower and its Subsidiaries (excluding the Excluded Assets and the Senior Living Transaction (as both such terms are defined in the Investment Agreement) as of June 30, 1996, and related statements of operations, stockholders' equity and cash flows for the six months then ended; and the unaudited consolidated financial statements dated as of September 30, 1996 statements for the Borrower for the nine-month period then ended, and, upon consummation of the Principal Merger Transaction, the unaudited consolidated financial statements of Principal and its Subsidiaries for the 8 months ended October 31, 1996, the unaudited Financial Statement for

Principal Knox Company for the 1 month ending October 31, 1996 and the unaudited Financial Statements of Memorial Hospital for the 3 months ending October 31, 1996.

         "Financing Statements" shall mean financing statements approved for filing in accordance with the applicable adopted version of the Uniform Commercial Code and all other titles, documents and certificates that the Agent may reasonably require from the Borrower or any Guarantor to describe and perfect the security interests created hereunder or under the other Loan Documents, and all assignments thereof and amendments thereto, in form and substance satisfactory to the Agent.

         "First Union" shall mean First Union National Bank of North Carolina, a national banking association, and its successors and assigns.

         "Fixed Charges" shall mean, as of the last day of any fiscal quarter,
(a) Scheduled Principal Payments, plus (b) the sum of the following as of the fiscal quarter then ending: (i) Annualized Interest Expense payable in cash,
(ii) Annualized Lease Expense, (iii) Annualized Capital Expenditures and (iv) Annualized Cash Taxes.

         "GTCR" shall mean Golder, Thoma, Cressey, Rauner Fund, IV, L.P., an Illinois limited partnership.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries after the date hereof.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantors" shall mean any Subsidiary of the Borrower that jointly and severally guarantees the Credit Obligations of the Borrower. As of the Closing and after giving effect to the Principal Merger Transaction, the Guarantors shall include, without limitation, Brim Fifth Avenue, Inc., Brim Healthcare, Inc., Brim Hospitals, Inc., Brim Outpatient Services, Inc., Brim Pavilion, Inc., Care Health Company, Inc., Palestine Limited Partnership, Palestine-Principal, Inc., Principal and Principal Knox Company.

         "Guaranty Agreement" shall mean the Guaranty Agreement dated as of the date hereof, executed by each Guarantor in favor of the Agent, whereby each Guarantor guarantees to the Lenders the payment and performance of the Credit Obligations, together with any amendments, accessions, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Guaranty Documents" shall mean the Guaranty Agreement and the security agreements, pledge agreements, collateral assignments of agreements and any other documents or agreements between the Agent and any of the Guarantors, whereby the Guarantors have pledged Collateral to the Agent as security for the obliga tions of the Guarantors under the Guaranty Agreement, including, without limitation, the Security and Pledge Agreement and the Mortgages, together with any amendments, modifications, accessions and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Guaranty Obligations" shall mean the obligations of the Guarantors pursuant to the Guaranty Agreement and the Guaranty Documents.

         "HCFA" shall mean the United States Health Care Financing Administration and any successor agency.

         "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any Governmental Authority;
(iii) the presence of which requires investigation or remediation under any Environmental Law or common law; or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "IRS" shall mean the Internal Revenue Service and any successor thereto.

         "Indemnified Costs" shall have the meaning assigned to such term in
SECTION 10.7.

         "Indemnified Person" shall have the meaning assigned to such term in
SECTION 10.7.

         "Intercompany Management Agreements" shall mean and include any and all management agreement now or hereafter existing between the Borrower and any of its Subsidiaries or between such Subsidiaries under which the Borrower or a Subsidiary receives management, consulting or other similar fees for services rendered thereunder, and includes without limitation those management agreements described on SCHEDULE 6.19 attached hereto, together with all amendments, supplements and restatements thereof.

         "Interest Expense" shall mean, for any fiscal quarter, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such fiscal quarter (including, without limitation, interest expense attributable to Capital Lease Obligations), determined in accordance with Generally Accepted Accounting Principles.

         "Interest Period" shall have the meaning assigned to such term in
SECTION 2.8.

         "Interest Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to EXHIBIT C.

         "Interests" shall mean all ownership or profit-sharing interests (howsoever designated) in any general or limited partnership, limited liability company or joint venture, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Investment Agreement" shall mean the Investment Agreement dated as of November 21, 1996, between the Borrower and GTCR pursuant to which GTCR shall invest in and purchase Stock of the Borrower.

         "Issuing Bank" shall mean First Union, in its capacity as issuer of the Letters of Credit, and its successors and assigns in such capacity.

         "L/C Participant" shall have the meaning assigned to such term in
SECTION 2.17(C).

         "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/100 of one percentage point) obtained by dividing (a) the rate of interest determined by Agent to be the rate for deposits in U.S. dollars for the applicable Interest Period which appears on the Telerate Page 3750 or successor page or successor service at approximately 11:00 a.m. London time, two (2) Business Days prior to the first date of the applicable Interest Period, or if such rate is not available, the rate per annum at which, in the reasonable opinion of Agent, U.S. dollars substantially in the amount of the corresponding Borrowing are being offered to leading reference banks in the London interbank market for settlement at approximately 11:00 a.m. London time, two (2) Business Days prior to the first date of the applicable Interest Period, by (b) the percentage equal to one hundred percent (expressed as a decimal fraction) minus the Reserve Requirement for such Interest Period. Each calculation by the Agent of the applicable LIBOR Rate shall be conclusive and binding for all purposes, absent bad faith or manifest error.

         "Landlord Consents" shall mean (i) a waiver and consent from each landlord with respect to the hospital Leased Properties of the Borrower and its Subsidiaries listed on SCHEDULE 4.9 and (ii) all other landlord consents that the Agent or the Required Lenders may reasonably require of the Borrower or any of its Subsidiaries from time to time in respect of amendments, modifications or renewals of the leases referred to in clause (i) above or in respect of any other leases to which the Borrower or any of its Subsidiaries is now or hereafter a party, in each case in form and substance reasonably satisfactory to the Agent, together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Lease Expense" shall mean, for any fiscal quarter, all amounts paid, payable or accrued during such fiscal quarter by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases and rental agreements, including, without limitation, all amounts paid as Facility Rent Expense, of the Borrower and its Subsidiaries, other than Capital Leases, determined in accordance with Generally Accepted Accounting Principles.

         "Leased Properties" shall mean the real properties leased and occupied by the Borrower and its Subsidiaries, as of the date hereof and at any time hereafter and consisting, as of the date hereof, of the properties set forth in
SCHEDULE 4.9 hereof.

         "Leeway & Co." shall mean Leeway & Co., a Massachusetts general partnership.

         "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereto pursuant to
SECTION 10.5, and their permitted successors and assigns.

         "Lending Office" shall mean, with respect to any Lender, the branch or branches (or Affiliates) from which any of such Lender's Loans are made or maintained.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Reimbursement Obligations at such time.

         "Letter of Credit Request" shall have the meaning assigned to such term in SECTION 2.17(B).

         "Letters of Credit" shall have the meaning assigned to such term in
SECTION 2.17(A).

         "Line of Business" shall mean the business of owning or operating nonurban hospitals and managing hospitals and engaging in businesses ancillary to the aforesaid line of business that enhance or support it and that are not materially different from the foregoing.

         "Loan Documents" shall mean and collectively refer to this Agreement, the Notes, the Security and Pledge Agreement, the Guaranty Documents, the Financing Statements, the Mortgages, the Landlord Consents, the Letters of Credit, the Fee Letter, Swap Agreements (if any) between the Borrower and any Lender, and any and all other agreements, and instruments including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, security agreements, trust account agreements, heretofore, now or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and heretofore, now or hereafter delivered to the Agent or any Lender with respect to this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Loans" shall mean and collectively refer to the Term Loans, the Revolving Credit Loans, and the Swingline Loans.

         "Material Adverse Effect" or "Material Adverse Change" shall mean, subject to any applicable cure or grace periods, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business, properties of the Borrower and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any of its Subsidiaries to perform under any Loan Document; (c) the legality, validity or enforceability of any Loan Document; (d) the perfection or priority of the liens of the Agent granted under the Loan Documents or the rights and remedies of the Agent or the Lenders under the Loan Documents; or (e) the condition or value of any material portion of the Collateral (other than market fluctuations in the values of such Collateral).

         "Medicaid Certification" shall mean, with respect to any health care facility, certification by HCFA or another Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all conditions of participation set forth in the Medicaid Regulations, except where the failure to so comply would not have a Material Adverse Effect.

         "Medicaid Provider Agreement" shall mean an agreement entered into between any Person administering the Medicaid program and a health care facility under which the health care facility agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC ss.ss. 1396 et seq., or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "MediCal Regulations" shall mean collectively, all California state statutes (whether set forth in Cal. Welf. & Inst. Code ss.ss. 14000 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established in connection with Title XIX of the Social Security Act, and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, the California Department of Health Services) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medicare Certification" shall mean, with respect to any health care facility, certification by HCFA or any other Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all the conditions of participation set forth in the Medicare Regulations, except where the failure to so comply would not have a Material Adverse Effect.

         "Medicare Provider Agreement" shall mean an agreement entered into between any Person administering the Medicare program and a health care facility under which the health care facility agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC ss.ss. 1396 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Mortgages" shall mean all fee and leasehold mortgages, deeds of trust and similar instruments pursuant to which the Borrower or any Guarantor grants to the Agent, for the benefit of the Lenders, a mortgage lien, or an assignment of any mortgage lien obtain by such Person from another Person, to secure any or all of the Credit Obligations or the Guaranty Obligations, and shall include, without limitation, the deeds of trust and security agreements dated as of the date hereof, executed by the Borrower and its Subsidiaries with respect to the parcels of Realty located at (i) General Hospital, Eureka, Humboldt County, California; (ii) Palo Verde Community Hospital, Blythe, Riverside County, California; (iii) Parkview Regional Hospital, Mexia, Limestone County, Texas;
(iv) Colorado Plains Medical Center, Fort Morgan, Morgan County, Colorado; (v) Memorial Hospital, Palestine, Anderson, Leon and Houston Counties, Texas; (vi) Starke Memorial Hospital, Knox, Starke County, Indiana and (vii) Headquarters Building, Portland, Multnomah County, Oregon, in all cases together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any of its Subsidiaries is required to make contributions.

         "Notes" shall mean the Term Notes, the Revolving Credit Notes and the Swingline Note.

         "Notice of Borrowing" shall have the meaning assigned to such term in
SECTION 2.2(B).

         "Notice of Conversion/Continuation" shall have the meaning assigned to such term in SECTION 2.9(B).

         "Notice of Swingline Borrowing" shall have the meaning given to such term in SECTION 2.2(F).

         "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

         "Palestine Limited Partnership" shall mean Palestine Principal Healthcare Limited Partnership, a Texas limited partnership and a Subsidiary of Principal.

         "Palestine Limited Partnership Agreement" shall mean the Agreement of Limited Partnership of the Palestine Limited Partnership dated as of July 17, 1996, between Principal, as general partner, and Palestine- Principal, Inc., a Tennessee corporation and a subsidiary of Principal, and Mother Frances Hospital Regional Health Care Center, as limited partners.

         "Palestine Limited Partnership Note" shall mean the promissory note of the Palestine Limited Partnership dated July 26, 1996, in the principal amount of $13,700,000, payable to Principal, together with any supplements, amendments, restatements or modifications thereof to the extent approved in writing by the Required Lenders.

         "Participant" shall mean any Person, now or at any time hereafter, participating with any Lender in the Loans pursuant to this Agreement, and its permitted successors and assigns.

         "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by the Borrower or any of its Subsidiaries (other than any Multiemployer Plan that is subject to the provisions of Title IV of ERISA).

         "Percentage" shall mean, with respect to any Lender at any time, such Lender's Term Loan Percentage or Revolving Credit Percentage at such time, as the context may require.

         "Permitted Acquisition" shall mean an Acquisition approved in writing by the Required Lenders pursuant to SECTION 6.7; provided however, that the approval of the Required Lenders shall not be required for any Acquisition for which the Acquisition Amount is $1,000,000 or less, subject to an aggregate Acquisition Amount of $3,000,000 for all Acquisitions consummated without the approval of the Required Lenders. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an Acquisition shall be a Permitted Acquisition only if all requirements of SECTIONS 5.11 (if any new Subsidiaries are acquired or created in connection with such Acquisition) and
5.12 are met with respect thereto.

         "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any of its Subsidiaries on, or otherwise affecting, any of the Borrower's or such Subsidiary's property, real or personal, whether now owned or hereafter acquired:

         (a) Liens granted to the Agent, for the benefit of the Lenders;

         (b) Liens for taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that if reasonably requested by the Agent, the Borrower or such Subsidiary has established reserves with respect thereto in accordance with Generally Accepted Accounting Principles;

         (c) Liens upon property leased under a Capital Lease (including sale/leaseback transactions permitted by SECTION 6.16) and placed upon such property at the time of, or within sixty (60) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any other property of the Borrower or any of its Subsidiaries, and (ii) shall not exceed the total of such lease payments;

         (d) Liens set forth on SCHEDULE 1.1(A) attached hereto (as modified from time to time in accordance with SECTION 4.29 in connection with Acquisitions or otherwise), provided that the Debt related to such liens is not increased above the amount then outstanding;

         (e) Purchase money liens incurred or assumed in the purchase of equipment permitted under SECTION 6.15 hereof, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof, (ii) shall not encumber any other property of the Borrower or any of its Subsidiaries and (iii) shall not exceed the purchase price of such asset;

         (f) Assignment Restrictions;

         (g) Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar title, survey or other encumbrances on real estate that do not materially impair the current use and value of the property to which they relate;

         (h) Carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like non-consensual liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings; and (ii) for which adequate reserves in accordance with Generally Accepted Accounting Principles have been established on the books of the Borrower or appropriate Subsidiary; provided however, that any such landlord liens shall be subject to the Landlord Consents to the extent applicable;

         (i) Pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

         (j) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (k) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $500,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured;

         (l) Liens of a lessor with respect to an operating lease of equipment or machinery; and

         (m) Any other liens or encumbrances as the Required Lenders may approve in writing from time to time.

         "Person" shall mean a corporation, an association, a joint venture, a partnership, limited liability company, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

         "Prime Rate" shall mean the per annum interest rate publicly announced from time to time by First Union from its principal office in Charlotte, North Carolina, to be its Prime Rate, which may not necessarily be its best lending rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Prime Rate. In the event First Union shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Agent shall designate a comparable reference rate that, upon the Borrower's consent (which shall not be unreasonably withheld), shall be deemed to be the Prime Rate under this Credit Agreement and the other Loan Documents.

         "Principal" shall mean Principal Hospital Company, a Delaware corporation, together with its successors and assigns, which will change its name following the Closing Date.

         "Principal Merger Agreement" shall mean the merger and purchase agreement, dated as of December 17, 1996, between Principal Merger Company and Principal, which document sets forth the terms of the Principal Merger Transaction.

         "Principal Merger Transaction" shall mean the merger, on the Closing Date, of Principal with Principal Merger Company, a wholly-owned Subsidiary of the Borrower.

         "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Percentage at such time under the Credit Facility or Credit Facilities under which such amount is being paid or advanced or to which such amount relates.

         "Professional Services Agreement" shall mean the Professional Services Agreement dated as of December 17, 1996, between the Borrower and GTCR.

         "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or
(ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c) or 4975(d).

         "Projections" shall mean the financial projections delivered to the Agent by the Borrower pursuant to SECTION 4.6(B) hereof.

         "Realty" shall mean all of the right, title and interest of the Borrower or any of its Subsidiaries in and to land, improvements and fixtures, including any leasehold interests (whether as lessor or lessee).

         "Refunded Swingline Loans" shall have the meaning given to such term in
SECTION 2.2(G).

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G and having substantially the same function.

         "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

         "Reimbursement Obligation" shall have the meaning assigned to such term in SECTION 2.17(D).

         "Reportable Event" shall mean a reportable event as defined in Section 4043(b) of ERISA (other than an event for which notice is waived under the ERISA regulations).

         "Required Lenders" shall mean, at any time, the Lenders owning or holding 66 2/3% or more of the sum of the then aggregate principal amount of the Term Loans and the Revolving Credit Commitments then outstanding; or, if no Loans or Letters of Credit are then outstanding, the Lenders with 66-2/3% or more of the aggregate of all Commitments at such time. For purposes of this definition, the Letter of Credit Outstandings shall be considered to be owed to the Lenders according to their Revolving Credit Percentages.

         "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) applicable two (2) Business Days before the first day of such Interest Period determined by the Agent to be in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to the Lenders under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

         "Revolving Credit Borrowing Availability" shall have the following meaning, for the periods indicated:



                                                                      Calculation of Revolving
              Time Period                                          Credit Borrowing Availability
----------------------------------------------------------------------------------------------------------------
Closing Date to and including the date
of of documents required by SECTION 5.1(B),         A.       The sum of (i) 1996 annualized pro forma delivery
(C) and (E) for the fiscal quarter ending                    EBITDAR for the Borrower of $20,814,000,
March 31, 1997 and fiscal year ending                        less corporate overhead of $2,867,000,
December 31, 1996                                            multiplied by 4.25 = $76,275,000, (ii) the
                                                             lesser of annualized pro forma EBITDAR of
                                                             Palestine Limited Partnership of $3,263,000,
                                                             multiplied by 4.25 = $13,863,000, or the maximum
                                                             amount of Credit Obligations guaranteed by
                                                             Palestine Limited Partnership (on the
                                                             Closing Date $13,700,000) and (iii) annualized
                                                             pro forma EBITDAR of Principal Knox Company of
                                                             $1,630,000, multiplied by 4.25 = $6,928,000, less

                                                    B.*      The sum of (i) Debt outstanding under the
                                                             Credit Agreement on Borrowing Date,
                                                             (ii) Contingent Obligations on the Borrowing
                                                             Date, (iii) Capital Leases outstanding on the
                                                             Borrowing Date and (iv) other Debt on the
                                                             Borrowing Date; provided that such amounts
                                                             in (i), (ii) and (iii) may not exceed
                                                             $75,900,000, less
                                                                          ----

                                                    C.       Pro forma Annualized Facility Rent of
                                                             $1,835,000, multiplied by 8 = $14,680,000,
                                                             less

                                                    D.*      Outstanding working capital advances of up to
                                                             $5,000,000.
* The sum of B and D shall not exceed
  $80,900,000

Date after delivery of documents required by        A.       The sum of (i) 1996 annualized pro forma EBITDAR
SECTION 5.1(B) and (E) for the fiscal quarter                for the Borrower of $20,814,000, less corporate
ending March 31, 1997 to June 30, 1997.                      overhead of $2,867,000, multiplied by 4.25 = $76,275,000,
                                                             (ii) the lesser of actual annualized EBITDAR for Palestine
                                                             Limited Partnership, multiplied by 4.25, or the maximum of the Credit Obligations guaranteed by Palestine Limited
                                                             Partnership = $13,700,000 and (iii) actual annualized
                                                             EBITDAR for Principal Knox Company, multiplied by 4.25, less

                                                    B.       The sum of (i) Debt outstanding under the Credit Agreement on Borrowing Date, (ii) Contingent Obligations on the
                                                             Borrowing Date, (iii) Capital Leases outstanding on the
                                                             Borrowing Date and (iv) other Debt on the Borrowing Date,
                                                             less

                                                    C.       Annualized Facility Rent, multiplied by 8.

July 1, 1997 to date of delivery of the             A.       The sum of (i) 1996 annualized pro forma documents required
SECTION 5.1(B) and (E) for the fiscal quarter                by EBITDAR for the Borrower of $76,275, (ii) the lesser of
ending June 30, 1997.                                        actual annualized EBITDAR for Palestine Limited Partnership, multiplied by 4.25, or the maximum of the Credit Obligations guaranteed by Palestine Limited Partnership and (iii) actual annualized EBITDAR for Principal Knox Company, multiplied by
                                                             4.25, less

                                                    B.       The sum of (i) Debt outstanding under the Credit Agreement on
                                                             Borrowing Date, (ii) Contingent Obligations on the Borrowing
                                                             Date, (iii) Capital Leases outstanding on the Borrowing Date and (iv) other Debt on the Borrowing Date, less

                                                    C.       Annualized Facility Rent, multiplied by 8.


Date after delivery of documents required by        A.       The actual annualized EBITDAR for the
SECTION 5.1(B) and (E) for the fiscal quarter                Borrower and its Subsidiaries multiplied by
ending June 30, 1997 and thereafter                          the relevant covenant in SECTION 6.9; provided
                                                             that the annualized EBITDAR attributable to
                                                             Palestine Limited Partnership shall not exceed
                                                             the maximum amount of the Credit Obligations
                                                             guaranteed by Palestine Limited Partnership, less

                                                    B.       The sum of (i) Debt outstanding under the Credit
                                                             Agreement on Borrowing Date, (ii) Contingent Obligations
                                                             on the Borrowing Date, (iii) Capital Leases outstanding
                                                             on the Borrowing Date and (iv) other Debt on the Borrowing
                                                             Date, less

                                                    C.       Annualized Facility Rent, multiplied by 8.


         "Revolving Credit Borrowing Availability Certificate" shall mean a certificate in the form of EXHIBIT F attached hereto.

         "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to
SECTION 10.5(C) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Revolving Credit Facility" shall mean the revolving line of credit established by the Lenders under SECTION 2.1(B).

         "Revolving Credit Facility Maturity Date" shall mean December 16, 1999.

         "Revolving Credit Facility Termination Date" shall mean such earlier date of December 16, 1999, or termination of the Total Revolving Credit Commitment in accordance with SECTION 2.4(D) or SECTION 8.1.

         "Revolving Credit Loans" shall have the meaning assigned to such term in SECTION 2.1(B).

         "Revolving Credit Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-2, executed and delivered to the Lenders with Revolving Credit Commitments pursuant to SECTION 2.3(C) or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Revolving Credit Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Lender at such time and the denominator of which is the Total Revolving Credit Commitment at such time; provided that if the Revolving Credit Percentage of any Lender is to be determined after the Revolving Credit Commitments have been terminated, then such Revolving Credit Percentage shall be determined immediately prior (and without giving effect) to such termination.

         "Scheduled Principal Payments" shall mean all scheduled principal payments on long-term Debt due and payable in the subsequent twelve-month period.

         "Securities Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of December 17, 1996, between the Borrower and Leeway & Co. pursuant to which Leeway & Co. shall invest in and purchase Stock of the Borrower.

         "Security and Pledge Agreement" shall mean the Security and Pledge Agreement, dated as of the date hereof, between the Borrower, the Guarantors and the Agent, whereby the Borrower and the Guarantors have granted to the Agent a security interest in certain Collateral described therein as security for the Credit Obligations of the Borrower and the Guaranty Obligations of the Guarantors, together with any amendments, accessions, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

         "Solvent" shall mean, as to any Person on any particular date, that such Person (i) has capital reasonably sufficient to carry on its business as presently conducted and all business in which it is about to engage, (ii) is able to pay its debts as they mature, (iii) owns property having a fair saleable value on a going concern basis that is greater than the amount required to pay its probable liability on existing debts as they mature (including known reasonable contingencies and contingencies that should be included in notes of the financial statements of such Person pursuant to Generally Accepted Accounting Principles considering all financing alternatives and potential asset sales reasonably available to such Person), and (iv) does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

         "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or nonvoting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subordinated Debt" shall mean unsecured Debt of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance of the Credit Obligations and the Guaranty Obligations on terms (including, without limitation, covenants, terms of subordination and payment terms) approved in writing by the Required Lenders, including without limitation the Professional Services Agreement, the Intercompany Management Agreements and notes issued to shareholders of the Borrower in compliance with SECTION 6.8.

         "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, or other entity of which more than 50% of the Interests or voting power, is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, the ownership interests or Stock of any other class or classes of such entity or corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

         "Swap Agreement" shall mean any and all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other hedging arrangements and all other similar agreements or arrangements between the Borrower and any Lender designed to protect against fluctuations in interest rates.

         "Swingline Commitment" shall mean $5,000,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Swingline Lender" shall mean First Union in its capacity as maker of Swingline Loans, and its successors in such capacity.

         "Swingline Loans" shall have the meaning given to such term in SECTION 2.1(C).

         "Swingline Maturity Date" shall mean the date that is five (5) Business Days prior to the Revolving Credit Facility Maturity Date.

         "Swingline Note" shall mean the promissory note of the Borrower in substantially the form of EXHIBIT A- 3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

         "Syndication Completion Date" shall have the meaning assigned to such term in SECTION 2.2(A).

         "Target" shall have the meaning assigned to such term in SECTION 5.12(C)(I).

         "Taxes" shall have the meaning assigned to such term in SECTION
2.12(A).

         "Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to SECTION 10.5(C) as such Lender's "Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

         "Term Loan Facility" shall mean the Term Loans extended by the Lenders under SECTION 2.1(A).

         "Term Loan Facility Maturity Date" shall mean December 16, 2002.

         "Term Loan Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Term Loan Commitment of such Lender at such time and the denominator of which is the Total Term Loan Commitment at such time; provided that if the Term Loan Percentage of any Lender is to be determined after the Term Loan Commitments have been terminated, then such Term Loan Percentage shall be determined immediately prior (and without giving effect) to such termination.

         "Term Loans" shall have the meaning assigned to such term in SECTION 2.1(A).

         "Term Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A-1, executed and delivered to the Lenders with Term Loan Commitments pursuant to SECTION 2.3(B) or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

         "Total Commitment" shall mean, at any time, the sum of all Commitments at such time.

         "Total Revolving Credit Commitment" shall mean, at any time, the sum of the Revolving Credit Commitments of all Lenders at such time.

         "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of all Lenders at such time.

         "Total Unutilized Revolving Credit Commitment" shall mean, at any time, the sum of the Unutilized Revolving Credit Commitments of all Lenders at such time.

         "Type" shall have the meaning assigned to such term in SECTION 2.2(A).

         "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

         "Unutilized Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share (calculated based on its Revolving Credit Percentage) of all Letter of Credit Outstandings at such time. The Unutilized Revolving Credit Commitment of the Swingline Lender shall not be reduced by the amount of any Swingline Loans outstanding at any time.

         "Unutilized Swingline Commitment" shall mean, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

          1.2. Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date this Agreement shall have been amended to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement. In the event of any such changes, the Borrower, the Agent and the Required Lenders shall endeavor in good faith to promptly agree to appropriate amendments hereto.

          1.3. Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.



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



          1.4. Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina to the extent the same are used or defined therein.


                                  ARTICLE II

                        AMOUNT AND TERMS OF THE LOANS;
                              LETTERS OF CREDIT

          2.1. The Loans.

         (a) Each Lender having a Term Loan Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make a loan (each, a "Term Loan" and collectively the "Term Loans") to the Borrower on the Closing Date in the principal amount not to exceed its Term Loan Commitment. No Term Loans shall be made at any time after the Closing Date. To the extent repaid, Term Loans may not be reborrowed.

         (b) Each Lender having a Revolving Credit Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to the Borrower, from time to time on any Business Day during the period from the date hereof to the Revolving Credit Facility Termination Date, provided that
(i) the aggregate principal amount of Revolving Credit Loans at any time outstanding for any Lender shall not exceed the difference between (1) such Lender's Revolving Credit Commitment at such time less (2) such Lender's Pro Rata Share (calculated based on its Revolving Credit Percentage) of the aggregate Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) and (ii) no Borrowing of Revolving Credit Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Revolving Credit Loans, Letter of Credit Outstandings (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with, the incurrence of Revolving Credit Loans) and Swingline Loans (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Credit Loans made pursuant to such Borrowing) outstanding at such time would exceed the lesser of the Total Revolving Credit Commitment or the Revolving Credit Borrowing Availability, and (iii) no advance of any Borrowing of Revolving Credit Loans shall be required if, immediately after giving effect thereto, a Default or Event of Default exists. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans until the Revolving Credit Facility Termination Date.

         (c) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Swingline Loan," and collectively, the "Swingline Loans") to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Facility Termination Date), in an aggregate principal amount not exceeding the Swingline Commitment, notwithstanding that the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Credit Loans made by the Swingline Lender in its capacity as a Lender outstanding at such time and its Letter of Credit Outstandings at such time, may exceed its Revolving Credit Commitment at such time; provided, however, that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, the sum of the aggregate principal amount of Revolving Credit Loans, Letter of Credit Outstandings (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with, the incurrence of Revolving Credit Loans), and Swingline Loans (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of

Revolving Credit Loans made pursuant to such Borrowing) outstanding at such time would exceed the lesser of the Total Revolving Credit Commitment or the Revolving Credit Borrowing Availability. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Credit Loans pursuant to SECTION 2.2(B)) and reborrow Swingline Loans.

          2.2. Borrowings.

         (a) The Loans (other than the Swingline Loans) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and (ii) notwithstanding any other provision of this Agreement, no LIBOR Loans having an Interest Period of longer than one (1) month may be borrowed at any time prior to the earlier of the 30th day after the Closing Date and the date upon which the Agent determines in its sole discretion, and notifies the Borrower, that the primary syndication of the Credit Facility provided for hereunder has been completed (the earlier of such dates, the "Syndication Completion Date"). The Swingline Loans shall be made and maintained as Base Rate Loans at all times.

         (b) In order to make a Borrowing (other than continuations of outstanding Loans which shall be made pursuant to SECTION 2.9, mandatory Borrowings of Revolving Credit Loans pursuant to SECTION 2.17(E), Borrowings of Swingline Loans pursuant to SECTION 2.2(F), and Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to SECTION 2.2(G)), the Borrower will give the Agent written notice (by telecopier or otherwise), not later than 12:00 noon, Charlotte, North Carolina local time, at least three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of the Term Loans and any Revolving Credit Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-1 and shall be appropriately completed to specify (i) the Credit Facility under which such Borrowing is to be made, (ii) the aggregate principal amount and Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto), (iii) the purpose and proposed use of the proceeds of the Borrowing, and (iv) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day.

         Notwithstanding anything to the contrary contained herein:

                           (i) the aggregate principal amount of each Borrowing hereunder (x) in the case of Borrowings of Revolving Credit Loans and Term Loans comprised of Base Rate Loans (excluding Borrowings for the purpose of repaying Refunded Swingline Loans, and mandatory Borrowings of Revolving Credit Loans pursuant to SECTION 2.17(E)), shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $500,000 in excess thereof, (y) in the case of Borrowings of Swingline Loans, shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof, and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $3,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof (or, in all cases of a Borrowing of Revolving Credit Loans, if less, in the amount of the Total Unutilized Revolving Credit Commitment);

                          (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans;

                         (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month; and

                          (iv) LIBOR Loans under the Revolving Credit Facility may not be outstanding under more than five (5) separate Interest Periods at any one time and LIBOR Loans under the Term Loan Facility may not be outstanding under more than three (3) separate Interest Periods at any one time.

         (c) Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender with a Commitment under the relevant Credit Facility of the proposed Borrowing. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each such Lender will make available to the Agent at its office referred to in SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with subsection (D) below and in like funds as received by the Agent. Each Lender may, at its option, make and maintain any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make or maintain such LIBOR Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that the Borrower shall not be responsible for costs arising under SECTIONS 2.11, 2.12, 2.13 or otherwise payable hereunder resulting from any such transfer of its Loans to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

         (d) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

         (e) Unless the Agent has received, prior to 12:00 noon, Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with subsection (C) above, and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally (but without duplication of payments made by the applicable Lender) agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to Loans comprising such Borrowing, as determined under the provisions of
SECTION 2.6. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Borrower shall have no further obligation to make any repayment of such Borrowing pursuant to this SECTION 2.2(E). The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

         (f) In order to make a Borrowing of a Swingline Loan, the Borrower will give the Agent and the Swingline Lender written notice (or oral notice promptly confirmed in writing) not later than 12:00 noon, Charlotte time, on the Business Day of such Borrowing. Each such notice (each, a "Notice of Swingline Borrowing") shall be irrevocable, shall be given in the form of EXHIBIT B-3 and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Agent at its office referred to in SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. The Agent will make such amount available to the Borrower in accordance with SECTION 2.2(C).

         (g) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Credit Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Agent (if the Agent is different from the Swingline Lender) and each other Lender (on behalf of, and with a copy to, the Borrower), not later than 12:00 noon, Charlotte time, one (1) Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower but not a new representation) requesting the Lenders to make Revolving Credit Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the "Refunded Swingline Loans") outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 2:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in
SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender's ratable share thereof, in its capacity as a Lender) shall be deemed to be repaid with the proceeds of the Revolving Credit Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Credit Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by SECTION 2.2(H).

         (h) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Credit Loans are not made pursuant to subsection (G) above in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the Total Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day's prior notice from the Swingline Lender, each Lender (other than the Swingline Lender) will make available to the Agent at its office referred to in
SECTION 10.4 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to its participation. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Agent. In the event any such Lender fails to make available to the Agent the amount of such Lender's participation as provided in this subsection (H), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Lender that has acquired a participation therein such Lender's ratable share of such payment.

         (i) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Lender (other than the Swingline Lender) to make Revolving Credit Loans for the purpose of repaying any Refunded Swingline Loans pursuant to subsection (G) above and each such Lender's obligation to purchase a participation in any unpaid Swingline Loans pursuant to subsection (H) above shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, or (iv) any breach of this Agreement by any party hereto.

          2.3. Notes.

         (a) The Loans made by each Lender shall be evidenced (i) if Term Loans, by a Term Note appropriately completed in substantially the form of EXHIBIT A-1,
(ii) if Revolving Credit Loans, by a Revolving Credit Note appropriately completed in substantially the form of EXHIBIT A-2, and (iii) if Swingline Loans, by a Swingline Note appropriately completed in substantially the form of EXHIBIT A-3.

         (b) The Term Note issued to each Lender with a Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of Term Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Term Loan Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Term Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (c) The Revolving Credit Note issued to each Lender with a Revolving Credit Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of Revolving Credit Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Revolving Credit Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Revolving Credit Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender,
(iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to the Swingline Commitment, (v) bear interest in accordance with the provisions of SECTION 2.6, as the same may be applicable to the Swingline Loans made by the Swingline Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

         (e) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on Annex I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans. The register maintained by the Agent shall be deemed correct absent manifest error.

          2.4. Termination and Reduction of Commitments and Swingline
Commitment.

         (a) The Lenders' obligation to advance Term Loans shall be automatically and permanently terminated at 5:00 p.m., Charlotte time, on the Closing Date.

         (b) The Lenders' obligation to advance Revolving Credit Loans shall be automatically and permanently terminated on the Revolving Credit Facility Termination Date.

         (c) The Swingline Lender's obligation to advance Swingline Loans shall be automatically and permanently terminated on the Swingline Maturity Date.

         (d) At any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent (and, in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may, without premium or penalty, terminate in whole or reduce in part the Total Unutilized Revolving Credit Commitment or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($1,000,000 in the case of the Unutilized Swingline Commitment) or, if greater, in multiples of $1,000,000 in excess thereof. The amount of any termination or reduction made under this subsection
(D) may not thereafter be reinstated.

         (e) Each reduction of the Total Revolving Credit Commitment under this
SECTION 2.4 shall be applied ratably among the Lenders according to their relative Revolving Credit Commitments. After any such reduction, the fee provided in SECTIONS 2.7(B) shall be calculated with respect to the reduced Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Total Revolving Credit Commitments pursuant to this SECTION
2.4 that has the effect of reducing the Total Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the Total Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower or the Swingline Lender.

          2.5. Payments; Voluntary, Mandatory.

         (a) At any time and from time to time, the Borrower shall have the right to voluntarily prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (III) below), upon written notice to the Agent given not later than 12:00 noon, Charlotte time, (x) at least three (3) Business Days prior to each intended prepayment of any loans that are LIBOR Loans and (y) at least one (1) Business Day prior to each intended prepayment of any Loans that are Base Rate Loans; provided that Swingline Loans may be prepaid on a same day basis; provided further that (i) each partial voluntary prepayment of Revolving Credit Loans and Term Loans shall be in an aggregate principal amount of not less than $500,000 or, if greater, an integral multiple of $500,000 in excess thereof, and each partial voluntary prepayment of Swingline Loans shall be in an aggregate principal amount of not less than $100,000, or if greater, an integral multiple thereof, (ii) no partial voluntary prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. During the continuance of any Event of Default, all prepayments pursuant to this subsection
(A) shall be applied, first, to the Term Loans, second, upon payment in full of the Term Loans, to the Swingline Loans, and third, after payment in full of the Swingline Loans, to the Revolving Credit Loans, all as more particularly set forth in subsection (B) below. In the absence of an Event of Default, voluntary prepayments pursuant to this subsection (A) shall be applied as the Borrower determines. Revolving Credit Loans and Swingline Loans (but not Term Loans) prepaid pursuant to this subsection (A) may be reborrowed, subject to the terms and conditions of this Agreement.

         (b) Each prepayment of the Term Loans made pursuant to subsection (A) above shall be applied to reduce the aggregate outstanding principal amount of the Term Loans, ratably among the Lenders holding Term Loans in proportion to the principal amount held by each, with each such reduction to be applied to each scheduled principal payment to reduce the scheduled payment on the Term Loans due under SECTION 2.5(C) on a pro rata basis across maturities. Each prepayment of the Revolving Credit Loans made pursuant to subsection (A) above shall be applied to reduce the aggregate outstanding principal amount of the Revolving Credit Loans, ratably among the Lenders holding Revolving Credit Loans in proportion to the principal amount held by each.

         (c) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of the Term Loans in the amounts (as such amount may be reduced as provided in this Agreement) and on the dates set forth below:

          Date                                       Quarterly Payment
          ----                                       -----------------
    April 1, 1998                                        $1,250,000
    July 1, 1998                                         $1,250,000
    October 1, 1998                                      $1,250,000
    January 1, 1999                                      $1,250,000
    April 1, 1999                                        $1,500,000
    July 1, 1999                                         $1,500,000
    October 1, 1999                                      $1,500,000
    January 1, 2000                                      $1,500,000
    April 1, 2000                                        $1,750,000
    July 1, 2000                                         $1,750,000
    October 1, 2000                                      $1,750,000
    January 1, 2001                                      $1,750,000
    April 1, 2001                                        $2,000,000
    July 1, 2001                                         $2,000,000
    October 1, 2001                                      $2,000,000
    January 1, 2002                                      $2,000,000
    April 1, 2002                                        $2,250,000
    July 1, 2002                                         $2,250,000

    October 1, 2002                                        $2,250,000
    December 16, 2002                                      $2,250,000

To the extent not previously paid, the aggregate outstanding principal of the Term Loans shall be due and payable on the Term Loan Facility Maturity Date.

         (d) Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal amount of the Revolving Credit Loans in full on the Revolving Credit Facility Maturity Date. Except to the extent due or made sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal amount of the Swingline Loans in full on the Swingline Maturity Date.

         (e) In the event that, at any time, the sum of (i) the aggregate principal amount of the Revolving Credit Loans outstanding on any date (after giving effect to all repayments thereof on such date), (ii) the aggregate Letter of Credit Outstandings (after giving effect to all repayments thereof on such date), and (iii) the aggregate Swingline Loans outstanding at such time (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Credit Loans made on the date of determination after giving effect to all repayments on such date) at such time exceeds the lesser of the Total Revolving Credit Commitment at such time (after giving effect to any termination or reduction thereof as of such date) or the Revolving Credit Borrowing Availability, the Borrower will immediately repay the principal amount of the Swingline Loans in the amount of such excess and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the Borrower will immediately prepay the outstanding principal amount of the Revolving Credit Loans in the amount of such excess; provided, however, such payment shall be accompanied by all amounts required under SECTION 2.13 if applied to a LIBOR Loan and such payment is not made on the last day of the Interest Period applicable thereto, and (B) to the extent such excess amount required to be repaid is greater than the aggregate principal amount of the Swingline Loans and Revolving Credit Loans outstanding immediately prior to the application of such repayment, the amount so repaid shall be retained by the Agent and held in the Cash Collateral Account as security for the Borrower's Credit Obligations, as more particularly described in SECTION 2.17(I), and thereupon such cash shall be deemed to reduce the aggregate Reimbursement Obligations by an equivalent amount.

         (f) On the date of receipt by the Borrower or any of its Subsidiaries of any net cash proceeds from (i) any issuance of equity securities in excess of $25,000,000 per individual issuance or series of related issuances (other than an issuance of equity securities to the investors under the Investment Agreement and the Shareholders Agreements and to Leeway & Co. under the Securities Purchase Agreement) or (ii) debt securities (other than Debt expressly permitted by SECTION 6.2 hereof and not requiring consent of the Required Lenders); the Borrower shall make a mandatory repayment of principal of the Term Loans and Revolving Credit Loans (as set forth in subsection (I) below) in an amount equal to one hundred percent (100%) of such net cash proceeds (net of any underwriting discounts and commissions and other reasonable costs associated with such issuance); provided, however, in connection with a qualified initial public offering of the Borrower's common stock with an underwriter of national reputation, the Borrower shall only be required to make a mandatory prepayment of principal on the Term Loans and Revolving Credit Loans (as set forth in subsection (I) below) in an amount equal to the first $20,000,000 of net cash proceeds thereof.

         (g) On the date of receipt by the Borrower or any of its Subsidiaries of any net cash proceeds from any sale or disposition of assets, other than sales or dispositions permitted under clauses (I), (II), (IV) AND (V) of SECTION 6.5, the sale of permitted temporary overnight investments or the sale of certain assets as contemplated by the Investment Agreement, the Borrower shall make a mandatory repayment of principal of the

Term Loans and Revolving Credit Loans (as set forth in subsection (I) below) in an amount equal to one-hundred percent (100%) of such net cash proceeds.

         (h) On the date of receipt by the Borrower or any of its Subsidiaries of any cash prepayment received in reduction of the principal balance of the Palestine Limited Partnership Note, the Borrower shall make a mandatory repayment of principal of the Term Loans and Revolving Credit Loans (as set forth in subsection (I) below) in an amount equal one hundred percent (100%) of such payment; provided, however, that the provisions of this clause (h) shall not be effective until consummation of the Principal Merger Transaction.

         (i) Each prepayment of the Loans made pursuant to subsections (F), (G) and (H) above shall be applied, first, to reduce the aggregate outstanding principal amount of the Term Loans, ratably among the Lenders holding Term Loans in proportion to the principal amount held by each, with such reduction to be applied to each scheduled principal payment on the Term Loans due under subsection (C) above, on a pro rata basis across maturities, and upon payment in full of the Term Loans, to reduce the aggregate outstanding principal amount of the Revolving Credit Loans, ratably among the Lenders holding Revolving Credit Loans in proportion to the principal amount held by each. Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this SECTION 2.5 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof.

          2.6. Interest.

         (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time, during such periods as such Loan is a Base Rate Loan, or (ii) at the Adjusted LIBOR Rate, as in effect from time to time, during such periods as such Loan is a LIBOR Loan.

         (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the rate otherwise applicable to such Loan plus two percentage points (2.0%), and such default interest shall be payable on demand. Further, but without duplication of the foregoing, during the existence of any Event of Default in response to which the Lenders do not elect to declare the outstanding principal amounts of the Loans immediately due and payable, if required by the Required Lenders, the Borrower will pay interest on the dates provided pursuant to subsection (C), below, in respect of the unpaid principal amount of each Loan, from the date the Event of Default first exists until it is cured or waived, at a rate per annum equal to the rate otherwise applicable to such Loan plus two percentage points (2.0%) and such interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

                           (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.5, except as provided hereinbelow), in arrears on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Total Commitment has been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

                          (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of SECTION 2.5, except as provided hereinbelow), in arrears, on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (IV) in SECTION 2.8); provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

                         (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

         (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender in an amount in excess of the maximum amount permitted by applicable law. If the amount of interest or other charges payable for the account of any Lender on any payment date would exceed the maximum amounts permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such payment date shall be automatically reduced to such maximum permissible amounts. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amounts permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence. The parties hereto understand and believe that if Tennessee or Oregon law were to apply, this lending transaction complies with the usury laws of the State of Tennessee or Oregon. If at any time, any amount of interest or other charges actually paid by the Borrower on or with respect to any Loan is determined to be in excess of the maximum amount permitted by applicable law, such excess amount shall be credited as a prepayment of the outstanding principal balance of the applicable Loan as of the date paid or, if such Loan has been paid in full, refunded to the Borrower.

         (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final, conclusive and binding on all parties hereto.

          2.7. Fees.  The Borrower agrees to pay:

         (a) To First Union, for its own account, on the date of this Agreement, the fees described in the Fee Letter, in the amounts set forth therein as due and payable on the date of this Agreement and to the extent not theretofore paid to First Union;

         (b) To the Agent, for the account of each Lender with a Revolving Credit Commitment, a commitment fee per annum for the period from the date of this Agreement to the Revolving Credit Facility Termination Date at the rate per annum as determined under the following matrix with reference to the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR, applied to the average daily Unutilized Revolving Credit Commitment of such Lender, payable in arrears (i) on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Facility Termination Date:

                    Ratio of Consolidated Adjusted
                Debt to Annualized Consolidated EBITDAR                            Fee Percentage
                ---------------------------------------                            --------------
                      Greater than or equal to
                            2.75 to 1.0                                                0.500%

                      Less than 2.75 to 1.0                                            0.375%

         From the Closing Date until the fifth (5) Business Day after receipt by the Agent of the financial statement for the fiscal quarter ended June 30, 1997 pursuant to SECTION 5.1(A) below, the fee percentage shall be 0.5%. The fee percentage shall be reset from time to time as the calculation of Applicable Margin changes as set forth herein.

         (c) To the Agent, for the account of each L/C Participant, a letter of credit fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time during such period, on the daily average Stated Amount thereof, payable in arrears (i) on the first Business Day of each successive January, April, July and October, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Facility Termination Date or the date of termination of the last outstanding Letter of Credit;

         (d) To the Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Borrower; and

         (e) To the Agent, for its own account, the annual administrative fees provided in the Fee Letter, on the terms, in the amounts and at the times set forth therein.

          2.8. Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, or three month period (subject to SECTION 2.11); provided, however, that:

                           (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

                          (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                         (iii) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after (y) the Revolving Credit Facility Maturity Date, with respect to Revolving Credit Loans that are to be maintained as LIBOR Loans, or (z) Term Loan Facility Maturity Date, with respect to Term Loans that are to be maintained as LIBOR Loans;

                          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

                           (v) no Interest Period with respect to Term Loans that are to be maintained as LIBOR Loans may be selected that would end after a scheduled date for repayment of principal of the Term Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Term Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

                          (vi) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

                         (vii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

          2.9. Conversions and Continuations.

         (a) The Borrower shall have the right, on any Business Day to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans under either Credit Facility into LIBOR Loans under the same Credit Facility, or to convert any LIBOR Loans under either Credit Facility the Interest Periods for which end on the same day into Base Rate Loans under the same Credit Facility, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans under either Credit Facility the Interest Periods for which end on the same day for an additional Interest Period, provided that (i) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; (ii) any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; (iii) no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof,
(iv) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (v) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans into a new Interest Period shall be permitted during the continuance of a Default or Event of Default. If a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under SECTION 2.13 to be paid as a consequence thereof.

         (b) The Borrower shall make each such election by giving the Agent written notice not later than 12:00 noon, Charlotte time, three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of EXHIBIT B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued and the Credit Facility under which such Loans were made. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender having a Commitment under the relevant Credit Facility of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/ Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

          2.10. Method of Payments; Computations.

         (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Bank and the Lenders) at its office referred to in SECTION 10.4, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (IV) in SECTION 2.8 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts at the applicable rate in effect immediately prior to such extension.

         (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Bank like amounts relating to payments made to the Agent for the account of the Issuing Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

         (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment of principal, interest or fees under SECTION 2.7 is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

         (d) With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be paid, repaid or prepaid, provided that (i) unless made together with all amounts required under
SECTION 2.13 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, and
(ii) each payment on account of any Credit Obligations to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such Credit Obligations owed to them. In the absence of any such designation by the Borrower, or if an Event of Default has occurred and is continuing, the Agent shall make such designation as the Required Lenders may direct, subject to the foregoing and to the other provisions of this Agreement.

         (e) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed; provided, however, that interest calculated with respect to the Base Rate shall be computed on the basis of a 365/366-day year and the actual days elapsed.

          2.11. Increased Costs, Change in Circumstances, Etc.

         (a) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of the Lenders with any of such requirements, shall, subject to the provisions of SECTION 2.12 which shall be controlling as to the matters covered thereby:

                           (i) subject any Lender to, or increase the net amount of, any tax, impost, duty, charge or withholding with respect to any amount received or to be received hereunder in connection with LIBOR Loans (other than taxes imposed on net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

                          (ii) change the basis of taxation of payments to any Lender in connection with LIBOR Loans (other than changes in taxes on the net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

                         (iii) impose, increase or render applicable any reserve (other than the Reserve Requirement), capital adequacy, special deposit or similar requirement against assets of, deposits with or for the account of, or loans, credit or commitments extended by, any Lender or a Lending Office of such Lender; or

                          (iv) impose on any Lender or in the London interbank Eurodollar market any other condition or requirement (other than taxes imposed on net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender, and other than the Reserve Requirement to the extent otherwise taken into account in the determination of LIBOR Rates) affecting this Agreement or LIBOR Loans;

and the result of any of the foregoing is to increase the costs to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loans or to reduce the yield or rate of return of such Lender on any LIBOR Loans to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts relating or directly corresponding to the Loans as shall compensate such Lender for such increase in costs or reduction in return.


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



         (b) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable federal, state or local law, rule or regulation regarding any Lender's required level of capital (including any allocation of capital requirements or conditions, but excluding federal, state or local income tax liability), or the implementation of any such requirements previously adopted but not implemented prior to the Closing Date, or any interpretation or administration thereof by any Governmental Authority (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitments, Loans or participations in Letters of Credit hereunder to a level below that which such Lender could have achieved but for such adoption, modification, implementation or interpretation (taking into account such Lender's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as will compensate such Lender for such reduction in return.

         (c) If, on or prior to the first day of any Interest Period, by reason of changes arising after the date of this Agreement affecting the London interbank Eurodollar market, (i) the Agent shall have determined that Dollar deposits in the amount of any Lender's required LIBOR Loan pursuant to such Borrowing are not generally available in the London interbank Eurodollar market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its LIBOR Loan during such Interest Period or (ii) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders, whereupon the obligation of (y) in the case of clause (I) above, each such affected Lender, and (z) in the case of clause
(II) above, all Lenders, in each case to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans (but in the case of clause (I) above, only to the extent of such affected Lender's Pro Rata Share thereof) until the Agent or the affected Lender, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the affected Lender, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

         (d) Notwithstanding any other provision in this Agreement, if, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of any Lender with any of such requirements, has or would have the effect of making it unlawful for such Lender to honor its obligation to make LIBOR Loans or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower, whereupon (i) each of such Lender's outstanding LIBOR Loans shall automatically, on the expiration date of the Interest Period applicable thereto or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date (subject to payment as may be required by SECTION 2.13), upon such notice, be converted into a Base Rate Loan and (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for Base Rate Loans, until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

         (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Each Lender agrees that, upon the


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



occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

         (f) Each demand for payment under this Section shall be preceded by a notice to the Borrower of such anticipated demand, which notice shall specify in reasonable detail the basis for such demand, but the failure to provide such advance notice shall not relieve the Borrower of any of its obligations hereunder. Nothing in this Section shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges in excess of that permitted by applicable law. Notwithstanding the foregoing, all demands for payment under this SECTION 2.11 must be made on the Borrower within one hundred twenty (120) days after the relevant Lender obtains actual knowledge that such Lender is entitled to such payment.

          2.12. Taxes.

         (a) So long as the applicable Lender shall have complied with the provisions of SECTION 2.12(C) hereof, any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than taxes imposed on net income or profits of, or any branch or franchise taxes applicable to, the Agent, the Issuing Bank or any Lender) (y) by the jurisdiction under the laws of which the Agent, the Issuing Bank or such Lender, as the case may be, is organized or any political subdivision thereof and (z) in the case of each Lender, by the jurisdiction in which any Lending Office of such Lender is located or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent, the Issuing Bank or any Lender, so long as the applicable Lender shall have complied with the provisions of SECTION 2.12(C) hereof, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, the Issuing Bank or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower will make such deductions, and (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of such deduction, it shall refund to the Borrower the amount so recovered.

         (b) So long as the applicable Lender shall have complied with the provisions of SECTION 2.12(C), the Borrower will indemnify the Agent, the Issuing Bank and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent, the Issuing Bank or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent, the Issuing Bank or any Lender, as the case may be, makes written demand therefor and delivers to the Borrower the original receipt of Taxes paid by it or an invoice from the relevant taxing authority regarding such Taxes. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section, the Borrower will furnish to the Agent, the Issuing Bank or the relevant Lender, as the case may be, the original or a certified copy of a receipt or other relevant documentation evidencing payment thereof; provided that demand therefor must be made on the Borrower within one hundred twenty
(120) days after the Issuing Bank's or relevant Lender's actual knowledge that such Lender is entitled to such payment. If and to the extent that any Lender


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



subsequently shall be refunded or otherwise recover all or any part of such payment of taxes, it shall refund to the Borrower the amount so recovered.

         (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender is eligible to claim exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to the Agent and the
Borrower:

                           (i) if such Lender is eligible to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year, and before the payment of any interest in each third succeeding calendar year, during which interest may be paid to such Lender under this Agreement;

                          (ii) if such Lender is eligible to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid to such Lender under this Agreement, and IRS Form W-9; and

                         (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Each Lender as of the Closing Date, and each assignee under any Assignment and Acceptance (as of the date thereof), that is a "foreign corporation, partnership or trust" as described herein must be eligible to claim a complete exemption and must provide applicable forms to the Borrower as required by this SECTION 2.12. Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

         (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection
(C) above are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by the Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

         (e) If the IRS or any other Governmental Authority, domestic or foreign, asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether because the appropriate form was not delivered or was not properly executed, because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection (E), together with all costs, expenses and reasonable attorneys' fees incurred or paid in connection therewith.

         (f) If at any time the Borrower requests any Lender to deliver any forms other than documentation pursuant to subsection (C) above, then the Borrower shall, upon demand of such Lender, reimburse such Lender for any reasonable costs or expenses incurred by such Lender in the preparation or delivery of such forms or other documentation.

         (g) Each Lender agrees that, if the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to subsection
(A) or (B) above, then such Lender will, to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

          2.13. Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans, but excluding loss of anticipated profit with respect to any Loans) that such Lender may sustain (i) if for any reason (other than a default by Agent or such Lender) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of conversion of LIBOR Loans pursuant to SECTION 2.11(D) or acceleration of the maturity of such Loans pursuant to SECTION 8.1), (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder; provided, however, such Lender must make such demand for payment on the Borrower within one hundred twenty (120) days after such Lender obtains actual knowledge that such Lender is entitled to such payment. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore Lending Office of such Lender to a Lending Office of such Lender in the United States; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

          2.14. Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (i) to finance the redemption of certain preferred stock and redeemable preferred stock pursuant to the terms of, and simultaneously with the closing of the transactions contemplated by, the Investment Agreement, (ii) to refinance certain existing Debt, including the payment in full of the obligations of Principal and its Subsidiaries pursuant to the Loan Agreement dated as of July 26, 1996, between Principal, its Subsidiaries, AmSouth Bank of Alabama and First Union and lenders and agents, as such parties are identified therein, (iii) to pay reasonable fees and expenses in connection herewith and the Investment Agreement and the Securities Purchase Agreement, (iv) to finance Permitted Acquisitions pursuant to this Agreement; (v) to provide working capital for the Borrower and its Subsidiaries; and (vi) for general corporate purposes.

          2.15. Recovery of Payments.

         (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, the Lenders or the Issuing Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Credit Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

         (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

          2.16. Pro Rata Treatment.

         (a) Except for Swingline Loans, all funding of Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their relative Commitments (in the case of the funding of the Term Loans and the initial funding of Revolving Credit Loans) or Loans (in the case of continuations and conversions of Loans), as applicable from time to time.

         (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, applicable to the payment of any of the Credit Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Credit Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Credit Obligations due and payable to all Lenders at such time) of payments on account of such Credit Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Credit Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

          2.17. Letters of Credit.

         (a) Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Facility Termination Date, and upon request by the Borrower in accordance with the provisions of SECTION 2.17(B), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). Notwithstanding the foregoing:

                           (i) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to all other Letter of Credit Outstandings at such time, would exceed $5,000,000 or (ii) when added to all other Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) and the aggregate principal amount of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the lesser of the Total Revolving Credit Commitment at such time or the Revolving Credit Borrowing Availability;

                          (ii) No Letter of Credit shall be issued that by its terms expires more than one (1) year after its date of issuance or the Revolving Credit Facility Maturity Date, whichever is earliest; provided, however, that a Letter of Credit may, if requested by the Borrower and approved by the Issuing Bank, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less, unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

                         (iii) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance,
         (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, or (B) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in SECTION 3.3 are not then satisfied or that the issuance of such Letter of Credit would violate the provisions of subsection (I) above unless the Required Lenders otherwise authorize the Issuing Bank to issue such Letter of Credit.

         (b) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will notify the Issuing Bank (with copies to the Agent) in writing, by 12:00 noon, Charlotte, North Carolina local time, at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such request (each, a "Letter of Credit Request") may not be revoked at any time after the Issuing Bank has completed processing and issued the Letter of Credit, shall be given in the form of EXHIBIT B-4 and shall be appropriately completed to specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents reasonably required by the Issuing Bank in connection with the issuance of any Letter of Credit, it being understood that in the event of any conflict between such documents and the Loan Documents, the Loan Documents shall control. The Agent will, promptly upon its receipt thereof, notify each Lender of the Letter of Credit Request. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify each Lender of such issuance and will notify each Lender with a Revolving Credit Commitment of the amount of its participation therein under SECTION 2.17(C).

         (c) Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Credit Commitment, and each such Lender (each, in such capacity, an "L/C Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata to the extent of its Revolving Credit Percentage at such time, in such Letter of Credit, each drawing made thereunder, and the obligations of the Borrower under this Agreement with respect thereto and any security therefor (including the Collateral) or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in SECTIONS 2.7(D) and (E) shall be payable directly to the Issuing Bank as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to SECTION 10.5, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new Revolving Credit Percentages of the assigning Lender and the Eligible Assignee.

         (d) The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m., Charlotte, North Carolina local time, on the date of such payment or disbursement, (i) for the period from the date of the payment to the date of receipt by the Borrower from the Issuing Bank of notice of such payment, at the Adjusted Base Rate as in effect from time to time during such period, and
(ii) for the period from the date of receipt by the Borrower from the Issuing Bank of notice of such payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate as in effect from time to time during such period plus two percentage points (2.0%), such interest also to be payable on demand. The Borrower hereby authorizes and directs the Agent to, and the Agent shall, pay the Issuing Bank all Reimbursement Obligations payable hereunder by applying any funds then held in the Cash Collateral Account established pursuant to SECTION 2.17(I), and if such funds shall be insufficient to satisfy such Reimbursement Obligation in full, by drawing such amounts under the Revolving Credit Facility (to the extent of availability thereunder) as of the due dates of such Reimbursement Obligations, but the failure of the Agent to so pay the Issuing Bank by drawing under the Revolving Credit Facility will not affect the Borrower's obligations to pay the Reimbursement Obligations. Notwithstanding any such draw against the Revolving Credit Facility, the Agent shall provide the notices to the Borrower required by this SECTION 2.17(D). The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement.

         (e) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have satisfied in a timely manner in full its Reimbursement Obligation to the Issuing Bank pursuant to SECTION 2.17(D), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to SECTION 2.17(I) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each L/C Participant, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any L/C Participant, such L/C Participant will make available to the Agent, for the account of the Issuing Bank, its Pro Rata Share (calculated with respect to its Revolving Credit Percentage) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte, North Carolina local time, on any Business Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to the Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this SECTION 2.17(E) of its Pro Rata Share of an amount paid by the Issuing Bank shall constitute a Revolving Credit Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the available unused portion of the Total Revolving Credit Commitment immediately prior to giving effect to the application of the proceeds of such Revolving Credit Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

         (f) Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the L/C Participants pursuant to SECTION 2.17(E), the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each L/C Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's ratable share (based on the proportionate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of such Reimbursement Obligation.

         (g) The Reimbursement Obligations of the Borrower, and the obligations of the L/C Participants to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth in SECTION 10.3(B)), shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                           (i) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

                          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Credit Obligations in respect of any Letter of Credit, whether or not the Borrower has notice or knowledge thereof;

                         (iii) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                          (iv) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms, other than due to the Issuing
         Bank's gross negligence or willful misconduct;

                           (v) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (the Issuing Bank's sole obligation, in determining whether to pay under any Letter of Credit, being to examine documents required to be delivered under such Letter of Credit in good faith and without gross negligence to ascertain that such documents appear on their face to comply with the terms of such Letter of Credit), any non-application or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

                          (vi) The exchange, release, surrender or impairment of any Collateral or other security for the Credit Obligations;

                         (vii) The occurrence of any Default or Event of Default; or

                        (viii) Subject to the Issuing Bank's obligation set forth in the parenthetical in clause (V) above, any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

None of the foregoing shall impair, prevent or otherwise affect any of the rights and powers granted to the Issuing Bank hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each L/C Participant and shall not create or result in any liability of the Issuing Bank to the Borrower or any L/C Participant. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

         (h) If at any time after the Closing Date the Issuing Bank or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any L/C Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or participated in by any L/C Participant or (ii) impose on the Issuing Bank or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or such

L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then the Borrower will, within fifteen (15) days after delivery to the Borrower by the Issuing Bank or such L/C Participant of written demand therefor (with a copy thereof to the Agent), pay to the Issuing Bank or such L/C Participant such additional amounts as shall compensate the Issuing Bank or such L/C Participant for such increase in costs or reduction in return; provided that such demand must be made on the Borrower within one hundred twenty (120) days after the Issuing Bank or relevant L/C Participant obtains actual knowledge that such Issuing Bank or L/C Participant is entitled to such payment. A certificate submitted to the Borrower by the Issuing Bank or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such L/C Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such L/C Participant as aforesaid, shall be conclusive and binding on the Borrower absent manifest error provided it is made in good faith.

         (i) At any time and from time to time (i) during the continuance of an Event of Default, the Agent, at the direction, or with the consent, of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account (as hereinafter defined) and (ii) in the event of a repayment under SECTION 2.5(E), the Agent will retain such amount as may then be required to be retained under the proviso in SECTION 2.5(E), such amount in each case under clauses (I) and (II) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account") as security for, and for application to, the Borrower's Reimbursement Obligations. The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the Lenders, a lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Outstandings, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Investments, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Bank for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, with such amounts to be applied against the Credit Obligations in such order and manner (x) as the Borrower may direct in the absence of a Default or an Event of Default and (y) otherwise, as the Agent may direct. If the Borrower is required to provide cash collateral pursuant to SECTION 2.5(E), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (x) the aggregate principal amount of all Revolving Credit Loans, Letter of Credit Outstandings and Swingline Loans outstanding at such time would not exceed the lesser of the Total Revolving Credit Commitments at such time or the Revolving Credit Borrowing Availability and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower promptly after all Events of Default have been waived. Notwithstanding anything to the contrary contained herein, Agent may, without notice to the Borrower, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Agent for deposit into the Cash

Collateral Account after 10:00 a.m., Charlotte, North Carolina, time, the Agent shall not be required to invest such funds or to effect such investment instruction until the following Business Day.

         (j) Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this SECTION 2.17 shall remain in full force and effect until the Issuing Bank and the L/C Participants shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.


                                 ARTICLE III

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

         3.1. Closing. The closing of the transactions contemplated by this Credit Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, at 10:00 a.m. on December 17, 1996, or at such other place or time as the parties hereto shall mutually agree.

         3.2. Conditions of Loans and Advances. The obligations of the Lenders to enter into this financing and to make the initial Loans under this Agreement on the Closing Date are subject to the satisfaction or express written waiver of the following conditions:

         3.2.1.  Executed Loan Documents.

         (a) Loan Documents. The Notes and all other Loan Documents to be executed on or prior to the Closing Date shall have been duly authorized, executed and delivered to the appropriate Lenders and the Swingline Lender by the Borrower, in form and substance satisfactory to the Lenders, shall be in full force and effect and no Default shall exist thereunder, each Lender and the Swingline Lender shall have received its original Notes and a copy of each other Note, and the Agent shall have received a copy of each Note.

         (b) Security and Pledge Agreement. The Security and Pledge Agreement shall have been duly authorized, executed and delivered to the Agent and each Lender by the Borrower and the Guarantors, together with all certificates for the Stock being pledged thereunder and duly executed undated stock powers for each such certificate, and together with all promissory notes, (duly endorsed in blank), initial transaction statements and other documents requested by the Agent and the Lenders to perfect the security interests granted therein. The Security and Pledge Agreement shall be in full force and effect and no Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

         (c) Guaranty Documents. Each Subsidiary of the Borrower (other than The Woodrum Group, Inc. and InProNet, Inc.) existing as of the Closing Date shall have duly authorized, executed and delivered to the Agent and each Lender a Guaranty Agreement and the other Guaranty Documents in form and substance satisfactory to the Lenders, each such document shall be in full force and effect and no Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

         (d) Financing Statements. Financing Statements and all other filings or recordations necessary to perfect the security interest of the Agent, on behalf of the Lenders, in the Collateral shall have been filed, and the Agent shall have received confirmation in a form acceptable to the Lenders that such security interest constitutes a valid and perfected first priority security interest therein to the extent such security interest can be perfected by filing a financing statement, subject only to Permitted Liens.

         (e) Mortgages; Title Insurance. The Mortgages shall have been duly authorized, executed and delivered by the Borrower and the Guarantors (as applicable), shall have been recorded, registered and filed in a manner acceptable to the Agent, shall be in full force and effect and no default shall exist thereunder, and the Agent shall have received fully executed copies thereof, and each Lender shall have received a photocopy thereof. The Agent, for the benefit of the Lenders, shall have received policies of title insurance or title insurance binders in form and substance satisfactory to the Agent, from title insurance companies duly licensed to do business in the states where the Realty is located, selected by the Borrower and acceptable to the Agent, in amounts satisfactory to the Agent but not to exceed the fair market value of the Realty, on standard ALTA (1992) Loan Policy forms, with respect to each tract of Realty being encumbered by the liens of the Mortgages, all premiums thereon shall have been paid, and the policy shall insure that the Mortgages constitute valid, enforceable first priority liens on the Realty, free and clear from all title defects and encumbrances whatsoever except for and subject to Permitted Liens, and with such exceptions as are acceptable to the Agent, and shall include revolving credit endorsements, variable rate endorsements and such other endorsements as the Agent may request, to the extent available in the applicable jurisdictions. The title insurance policies (or binders, as the case may be) with respect to the Realty may not contain general survey exceptions except with the Agent's prior written consent.

         (f) Surveys. The Agent shall have received a metes-and-bounds survey of each tract or parcel of the Realty being encumbered by the lien of the Mortgages, in form and substance satisfactory to the Agent.

         (g) Environmental Assessments. The Agent shall have received an environmental assessment with respect to each tract or parcel of the Realty, in form and substance satisfactory to the Agent.

         (h) Landlord Consents. A Landlord Consent with respect to each of the hospital Leased Properties shall have been duly authorized, executed and delivered to the Agent by the tenant and the landlord with respect thereto, shall be in full force and effect and no Default shall exist thereunder, shall be recorded, registered and filed in the appropriate real estate records in a manner acceptable to the Agent within five (5) days following the Closing Date, and the Agent shall have received a fully executed copy thereof.

         (i) Certain Subordinated Debt. The obligations of the Borrower and its Subsidiaries under the Professional Services Agreement and the Intercompany Management Agreements existing as of the Closing Date shall be subordinated to the Credit Obligations and the Guaranty Obligations on terms acceptable to the Lenders in their sole discretion.

          3.2.2.      Closing Certificates; Etc.

         (a) Certificate of the Borrower. The Agent and each Lender shall have received a certificate dated as of the Closing Date from the Chief Executive Officer or Chief Financial Officer of the Borrower, in form and substance satisfactory to the Lenders, to the effect that, to their knowledge, (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all materials respects as of the Closing Date, (ii) neither the Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents, (iii) after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing, and (iv) the Borrower has satisfied each of the conditions set forth in this Section to be satisfied by the Borrower.

         (b) Secretaries' Certificates. The Agent and each Lender shall have received a certificate dated as of the Closing Date from the Secretary or an Assistant Secretary of the Borrower and each Guarantor, in form and substance satisfactory to the Lenders, certifying: (i) that attached thereto is a true and complete copy of the bylaws of such corporation as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and stockholders (if necessary) of such corporation, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and
(iii) as to the incumbency and genuineness of the signature of each officer of such corporation executing this Agreement or any of the other Loan Documents and authorized to request any Borrowing, as applicable.

         (c) Articles of Incorporation. The Agent and each Lender shall have received copies of the articles or certificate of incorporation of the Borrower and each Guarantor and all amendments thereto, each certi fied as of a recent date by the Secretary of State (or other equivalent officer) of its state of incorporation, together with a certification by the Secretary or an Assistant Secretary of the Borrower and each Guarantor that such articles of incorporation have not been amended since such date.

         (d) Certificates of Existence or Good Standing. The Agent and each Lender shall have received (i) long-form certificates as of a recent date of the good standing or existence of the Borrower and each Guarantor under the laws of its state of incorporation and each state where the Borrower and each Guarantor is qualified to transact business, and (ii) where reasonably available, certificates as of a recent date from the department of revenue or other appropriate Governmental Authority of each such state indicating that the Borrower or such Guarantor, as appropriate, has filed all required tax returns and owes no delinquent taxes.

         (e) Opinion of Counsel to the Borrower and the Guarantors. The Agent and each Lender shall have received the favorable opinions of Tonkon, Torp, Galen, Marmaduke & Booth, Oregon counsel to the Borrower, Kirkland & Ellis, Waller Lansden, Dortch & Davis, Tennessee counsel to the Borrower and the Guarantors, Carrington, Coleman, Sloman & Blumenthal, Texas counsel to the Borrower and the Guarantors, each such opinion to be addressed to the Agent, for the benefit of the Lenders, the Issuing Bank and each Lender, and in form and substance satisfactory to the Agent and each Lender.

         (f) Investment Agreement and Securities Purchase Agreement Opinions. The Agent and each Lender shall have received a letter from each counsel that is required to deliver an opinion to the Borrower in connection with the Investment Agreement and Securities Purchase Agreement, stating that the Agent and the Lenders are entitled to rely on each such opinion as if it were addressed to them.

         (g) UCC Search. The Agent and each Lender shall have received the results of a search of all filings made against the Borrower and each Guarantor under the Uniform Commercial Code as in effect in any state in which any assets of any Borrower or any Guarantor are located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens or for which UCC-3 termination statements are being delivered.

         (h) Insurance. The Agent shall have received certificates, and certified copies of policies, of insurance, in form and substance satisfactory to the Agent, upon the Collateral and the business of the Borrower and each Guarantor, with the additional insured, mortgagee and loss payable clauses and endorsements required by SECTION 5.4.

          3.2.3.      Consents; No Adverse Change.

         (a) Consents and Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person (including without limitation the Landlord Consent and the consent of Mother Frances Hospital Regional Health Care Center) and all Governmental Authorities having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement, the Investment Agreement and Securities Purchase Agreement shall have been obtained.

         (b) No Injunction, Etc. No action, proceeding, investigation, claim, regulation or legislation shall have been instituted, threatened or proposed before any court or other Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or that, in the Required Lenders' discretion, would make inadvisable the consummation of the transactions contemplated by this Agreement.

         (c) No Material Adverse Change. Since the date of the most recent audited Financial Statements of the Borrower and each Guarantor, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by this Agreement, the Investment Agreement and the Principal Merger Transaction.

         (d) Event of Default. No Default or Event of Default shall have occurred and be continuing.

          3.2.4.      Financial Matters.

         (a) Financial Statements. The Lenders shall have received the Financial Statements from the Borrower, in form and substance satisfactory to the Lenders.

         (b) Projections. The Lenders shall have received the Projections from the Borrower, together with a certificate of the chief financial officer of the Borrower as to the assumptions used in preparing the Projections, all in form and substance satisfactory to the Lenders.

         (c) Financial Condition Certificate. The Agent and each Lender shall have received a Financial Condition Certificate together with the attachments required thereby, all in substantially the form of EXHIBIT E.

         (d) Taxes. All taxes, fees and other charges then due in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid by the Borrower.

         (e) Compliance Certificates. The Lenders shall have received a Compliance Certificate, calculated on a pro forma basis as of the Closing Date and such pro forma calculations shall reflect a minimum Annualized Consolidated EBITDAR of $22,839,000 as of the Closing Date, calculated in a manner and in substance satisfactory to the Agent, in its sole discretion.

         3.2.5.      Certain Transactions.

         (a) Immediately prior to the date hereof, certain officers and shareholders of the Borrower shall have formed Carryco, Inc., an Oregon corporation, and shall have contributed to the capital of Carryco, Inc. shares of the Borrower valued at approximately $4,000,000. Carryco, Inc. shall have then merged with and into the Borrower. Under the terms of such merger, the shareholders of Carryco, Inc. shall have received common stock of the Borrower in exchange for their shares in Carryco, Inc., the remaining shareholders of the Borrower shall have received or shall continue to hold certain preferred and redeemable preferred stock, and the treasury shares (formerly held by Carryco, Inc.) shall have been cancelled. The Agent and the Lenders shall have received copies of the articles of merger, together with satisfactory evidence of the filing thereof with the Oregon Secretary of State, and all other documents evidencing this transaction, together with such certifications and written assurances as the Agent and the Lenders shall request, and all such documents, certifications and assurances shall be in form and substance satisfactory to the Agent and the Lenders in their sole discretion.

         (b) Immediately prior to the date hereof, the Borrower shall have sold the assets related to its senior living businesses for cash in the aggregate approximate amount of $18,400,000. The Agent and the

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



Lenders shall have received copies of relevant articles of merger (as certified as filed with Secretaries of State), asset purchase agreements, bills of sales, and all other documents evidencing this transaction, together with such certifications and written assurances as the Agent and the Lenders shall reasonably request, and all such documents, certifications and assurances shall be in form and substance reasonably satisfactory to the Agent and the Lenders.

         (c) Each of the Investment Agreement and the Securities Purchase Agreement shall be in full force and effect and in form and substance reasonably satisfactory to the Agent and the Lenders, the transactions contemplated thereby, including the equity investments by GTCR, Leeway & Co. and the other investors, shall be consummated simultaneously with the Closing hereunder, and no default or event which, with the passage of time or giving of notice or both, would constitute a default shall have occurred thereunder. The Agent and the Lenders shall have received copies of the Investment Agreement and the Securities Purchase Agreement and all other documents evidencing this transaction, together with such certifications and written assurances as the Agent and the Lenders shall reasonably request, and all such documents, certifications and assurances shall be in form and substance reasonably satisfactory to the Agent and the Lenders.

         (d) Simultaneously with the closing of the transactions under this Agreement, the Borrower shall have used the proceeds of the investment pursuant to the Investment Agreement and the Securities Purchase Agreement and certain proceeds of the Loans made hereunder to redeem all of the outstanding shares of redeemable preferred stock and preferred stock for approximately $74,000,000 in cash. The Agent and the Lenders shall have received copies of the documents evidencing this transaction, together with such certifications and written assurances as the Agent and the Lenders shall reasonably request, and all such documents, certifications and assurances shall be in form and substance reasonably satisfactory to the Agent and the Lenders.

         (f) The total equity investment (including the rollover equity) in the Borrower and its Subsidiaries since inception shall be no less than $45,600,000 and the Borrower shall have delivered to the Agent and the Lenders written certification thereof.

          3.2.6. Principal Loan Termination. Principal and its Subsidiaries shall have paid in full its obligations under the Credit Agreement dated as of July 26, 1996, between Principal and its Subsidiaries, the lenders thereunder and the agents named therein, all letters of credit issued thereunder shall be terminated, and the lenders' obligations to advance money and to issue letters of credit thereunder shall have terminated.

          3.2.7.      Miscellaneous.

         (a) Disbursement Instructions; Account Designation Letter. The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder. If any Debt is being refinanced or otherwise paid off with the proceeds of the Loans, the funds required for such payoff shall be earmarked by the Agent for the benefit of the refinanced lender and shall be paid directly from the Agent to the refinanced lender pursuant to a payoff letter under which the refinanced lender agrees to releases any and all liens on the assets of the Borrower and its Subsidiaries upon payment in full.

         (b) Proceedings and Documents. The Agent and the Lenders shall have received copies of all other documents, certificates, opinions, instruments and other evidence as each may reasonably request, in form and substance reasonably satisfactory to the Agent and the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.


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



          3.3 Conditions to All Loans and Advances. The obligation of the Lenders to make any Loan hereunder (including any Loans made on the Closing Date, but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans or to fund Reimbursement Obligations) and the obligation of the Issuing Bank to issue any Letters of Credit are subject to the continued validity of all Loan Documents and the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) Each of the representations and warranties made by the Borrower contained in ARTICLE IV shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of the Borrowing Date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions or occurrences permitted or contemplated hereby or such representation or warranty relates solely to a prior date;

         (b) No Default or Event of Default shall have occurred on the Borrowing Date or after giving effect to the Loans to be made or Letters of Credit to be issued on such Borrowing Date; and

         (c) Since the date of the most recent audited financial statements of the Borrower and each Guarantor, to the knowledge of the Borrower, there shall not have occurred any Material Adverse Change or a Material Adverse Effect, other than as specifically contemplated by this Agreement, the Investment Agreement and the Principal Merger Transaction.

          3.4 Waiver of Conditions Precedent. If any Lender makes any Loan hereunder, or if the Issuing Bank issues any Letter of Credit, prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Credit Agreement, to make the Loans and to continue to make the Loans, and to induce the Issuing Bank to issue, and the Lenders to participate in, the Letters of Credit, the Borrower makes the following warranties and representations to the Agent, the Issuing Bank and each Lender on the date hereof and on the date of each Borrowing (except to the extent any such representation or warranty relates solely to a prior date and except to the extent that the facts upon which such representation or warranty is based have changed as a result of a transaction or occurrence permitted or contemplated by this Agreement), after giving effect to the transactions contemplated hereby and by the Investment Agreement and the Securities Purchase Agreement except as specifically provided otherwise:

          4.1. Corporate Organization and Power; Capital Structure. (a) The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect, which jurisdictions as of the Closing Date are set forth on SCHEDULE 4.1; (c) except as set forth on SCHEDULE
4.2 and except for Subsidiaries acquired or created after the Closing Date in compliance with SECTIONS 5.12 and 6.7, has no Subsidiaries or Affiliates (other than its officers, directors and shareholders) and, except for investments made in compliance with SECTION 6.7, is not a partner or joint venturer in any partnerships or joint ventures; (d) has the corporate power to own and give a lien

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



on and security interest in its Collateral and to engage in the transactions contemplated hereby; and (e) has the full corporate power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof. Neither the Borrower nor any of its Subsidiaries has, during the preceding five
(5) years, been known as or used any other corporate, fictitious or trade names in the United States other than as set forth on SCHEDULE 4.1.

         (b) The authorized capital stock of the Borrower consists of twenty-five thousand (25,000) shares of the no par value Series A Senior Preferred Stock, of which twenty thousand (20,000) shares are issued and outstanding, fifty thousand (50,000) shares of no par value Series B Junior Preferred Stock, of which twenty-eight thousand five hundred forty (28,540) shares are issued and outstanding, ninety-six thousand (96,000) shares of no par value Series A Preferred Stock, no par value, of which zero (0) shares are issued and outstanding, seven hundred fifty thousand (750,000) shares of no par value Junior Redeemable Preferred Stock of which zero (0) shares are issued and outstanding and twenty million (20,000,000) shares of no par value Common Stock of which three million two hundred seventy-six thousand and five (3,276,005) shares are issued and outstanding. All of the outstanding capital stock of the Borrower is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. None of the outstanding capital stock of the Borrower has been issued in violation of any preemptive or other rights of its shareholders. The Borrower does not have outstanding any securities or other rights which are either by their terms or by contract convertible or exchangeable into capital stock of or other equity interest in the Borrower, as the case may be nor any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other equity interest or securities convertible into its capital stock or other equity interest, except, as set forth on SCHEDULE 4.1(B).

          4.2. Subsidiaries. SCHEDULE 4.2 contains a complete and accurate list of the Subsidiaries of the Borrower as of the Closing Date and as of the date of consummation of the Principal Merger Transaction, showing, as to each Subsidiary, the number of shares of Stock or other Interests and the owner of each class of Stock or other Interests authorized and outstanding. Except as set forth on SCHEDULE 4.2, all of such issued and outstanding shares of Stock or other Interests of all of such of Borrower's Subsidiaries that are owned by the Borrower or its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Borrower or its Subsidiaries, free and clear of any liens, charges, encumbrances, security interests, claims or restrictions of any nature whatsoever, except for liens in favor of the Agent, for the benefit of the Lenders, granted under the Loan Documents, and there are no other equity securities of any such Subsidiaries issued and outstanding or reserved for any purpose.

          4.3. Enforceability of Loan Documents; Compliance with Other Instruments. Except as set forth on SCHEDULE 4.3, each of the Loan Documents to which the Borrower or any Guarantor is a party, as the case may be, has been duly authorized by all necessary corporate action on the part of the Borrower or such Guarantor, has been validly executed and delivered by the Borrower or such Guarantor and is the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. Neither the Borrower nor any of its Subsidiaries is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement to which it is a party or by which it, or any of its property, is bound which default could reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of the Loan Documents by the Borrower and the Guarantors, nor compliance by the Borrower and the Guarantors therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any material agreement or instrument to which the Borrower or any Guarantor is a

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



party or by which it, or any of its property, is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any of its Subsidiaries pursuant to any such agreement or instrument, except for Permitted Liens.

          4.4. Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement are and will be legal and proper corporate uses, duly authorized by the Board of Directors of the Borrower, and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.

          4.5.        Governmental Authorization.

         (a) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which they are a party or the consummation by the Borrower and its Subsidiaries of the loan transactions contemplated hereby and thereby, including repayment of the Credit Obligations and pledging the Collateral, except for the filing and recording of the Financing Statements, the Mortgages, the Landlord Consents and collateral assignments of registered trademarks, patents and copyrights which constitute Collateral, and except for filings and notices unrelated to perfection of security interests and liens in Collateral and required to be made or given by the Borrower and its Subsidiaries after the Closing Date in the ordinary conduct of their business operations. The Borrower and its Subsidiaries have, and are in good standing with respect to, all material governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct business as heretofore conducted and to own or lease and operate its properties as now owned or leased by it where the failure to have and maintain the same could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower and each of its Subsidiaries has, to the extent applicable, (i) obtained (or been duly assigned) all required certificates of need or determinations of need, as required by the relevant state Governmental Authority, for the ownership and operation of their businesses as currently operated; (ii) obtained and maintains in good standing all required material licenses; (iii) obtained and maintains accreditation from all generally recognized accrediting agencies for the Borrower and its Subsidiaries; (iv) if required, obtained and maintains Medicaid Certification and Medicare Certification; (v) if required, entered into and maintains in good standing its Medicare Provider Agreement and its Medicaid Provider Agreement.

         (c) Each professional employee, officer and director of the Borrower and its Subsidiaries providing professional services to patients of the Borrower or any such Subsidiary is duly licensed (where license is required) by each state or state agency or commission, or any other governmental agency having jurisdiction over the provisions of such services by such employee, officer or director, in which the Borrower or any of its Subsidiaries is located, required to enable such employee, officer or director to provide the professional services necessary to enable the Borrower or such Subsidiary to operate as currently operated and as presently contemplated to be operated except to the extent the failure to have such a license would not have a Material Adverse Effect. All such required material licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited. Each physician retained or otherwise engaged as an independent contractor by the Borrower or any of its Subsidiaries possesses a valid narcotics number issued by the United States Drug Enforcement Administration and a valid state narcotics registration.

          4.6.        Financial Statements.

        (a) The Borrower has heretofore furnished to each Lender copies of the Financial Statements. The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles

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



(subject, with respect to the unaudited Financial Statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby on a consolidated basis as of the dates thereof and the consolidated results of operations of the Persons covered thereby for the periods then ended. Except as fully reflected in the most recent Financial Statements and the notes thereto, as of the Closing Date, and taking into account the Loans to be made on the Closing Date and the other transactions contemplated by the Loan Documents, the Investment Agreement, the Securities Purchase Agreement and the Principal Merger Transaction, there will be no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since the date of the most recent Financial Statements, there has been no Material Adverse Change. Neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so, except as permitted by SECTION 6.8.

         (b) The Borrower has prepared, and has heretofore furnished to each Lender copies of, annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries (assuming the consummation of the Principal Merger Transaction on the first day occurring after the Closing
Date) for the five-year period commencing on the date set forth therein (the "Projections"). In the opinion of the Borrower's management, the assumptions used in preparation of the Projections were reasonable when made and are reasonable as of the Closing Date. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower in light of the historical financial performance of the Borrower and its Subsidiaries prior to Closing and of Principal and its Subsidiaries and the financial and operating condition of the Borrower and its Subsidiaries prior to Closing and of Principal and its Subsidiaries at the time prepared, give effect to the transactions contemplated by the Loan Documents and, in the opinion of the Borrower's management, represent, as of the Closing Date, a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries (assuming the consummation of the Principal Merger Transaction on the first day occurring after the Closing Date, subject to the uncertainties and approximations inherent in any projections and without representation or warranty that such projected performance and financial condition will actually be achieved, it being acknowledged by the Lenders and the Agent that the actual results may differ from the projected results and the differences may be material.

          4.7. Solvency. (i) On the Closing Date, prior to the transactions contemplated by this Agreement, the Investment Agreement, the Securities Purchase Agreement and the Principal Merger Transaction, the Borrower and each of its Subsidiaries (taking into account rights of contribution) is, and the Borrower and its Subsidiaries, on a consolidated basis are, Solvent, and (ii) after giving effect to the transactions contemplated hereby, the Investment Agreement, the Securities Purchase Agreement and the Principal Merger Transaction, the Borrower and each of its Subsidiaries (taking into account rights of contribution) will be Solvent, and the Borrower and its Subsidiaries on a consolidated basis will be Solvent.

          4.8. Places of Business. SCHEDULE 4.8 lists, as of the Closing Date,
(i) the chief executive office and places of business (including county or town designation), as provided in the Uniform Commercial Code, of the Borrower and each of its Subsidiaries, (ii) the locations at which the Borrower and each of its Subsidiaries maintains, or presently intends to maintain, billing and related records relating to Accounts Receivable, and (iii) all locations where personal property valued at $100,000 or more in the aggregate of the Borrower and each of its Subsidiaries is presently maintained.

        4.9. Leased Properties.  SCHEDULE 4.9 lists, as of the Closing Date,
(i) all material real property leased by the Borrower or any of its Subsidiaries, and (ii) all personal property leased by the Borrower or any of its Subsidiaries requiring lease payments in excess of $100,000 per year, including in each case the name of the lessors and a description of the locations of such property. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all of its real property leases, and all such leases are valid and in full force and effect. The Borrower has delivered complete and accurate copies of all such leases to the Agent and the Lenders.

          4.10. Realty. SCHEDULE 4.10 lists all real property owned as of the Closing Date and as of the date of the consummation of the Principal Merger Transaction by the Borrower or any of its Subsidiaries.

          4.11. Assets for Conduct of Business. The Borrower and each of its Subsidiaries possesses adequate assets, licenses, patents, copyrights, trademarks and trade names necessary to continue to conduct its business substantially as heretofore conducted without any material conflict with the rights of other Persons.

          4.12. Insurance. SCHEDULE 4.12 accurately summarizes all insurance policies or programs of the Borrower and its Subsidiaries in effect as of the Closing Date and as of the date of the consummation of the Principal Merger Transaction, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, exclusions and deductibles, and also indicates any self-insurance program that is in effect.

          4.13. Ownership of Properties. Except as set forth on SCHEDULE 4.13,
(a) each of the Borrower and its Subsidiaries has good and marketable title to all real property owned by it, holds interests as lessee under valid leases in full force and effect with respect to all leased real and material personal property used in connection with its business, and has good title to all of its other properties and assets, including, without limitation, the assets reflected in the most recent Financial Statements (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all liens, claims or encumbrances other than Permitted Liens; and
(b) other than the Financing Statements in favor of the Agent and protective filings with respect to operating leases that may be filed after the Closing Date or with respect to Permitted Liens, no financing statement that names the Borrower or any of its Subsidiaries as debtor has been filed and is still in effect, and neither the Borrower nor any of its Subsidiaries has signed any other financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement.

          4.14. First Priority. The provisions of the Loan Documents (whether executed and delivered prior to or on the Closing Date or thereafter), are and will be effective to create in favor of the Agent, for the benefit of the Lenders, upon the initial extension of credit hereunder and the proper filing of all Financing Statements and other recordations contemplated thereunder in the jurisdictions and locations contemplated thereby (or, in the case of the Pledge Agreement, the possession by the Agent of certificates evidencing the securities pledged thereby without notice of an adverse claim or, in the case of motor vehicles, the endorsement of certificates of title), a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of the Borrower and its Subsidiaries in the Collateral described therein, subject only to Permitted Liens, and except as and to the extent the Agent's liens cannot be perfected by filing under the Uniform Commercial Code. Upon (i) delivery and continued possession by the Agent, without notice of adverse claim, of certificates evidencing the securities pledged pursuant to the Security and Pledge Agreement, (ii) endorsement and delivery to the Agent of certificates of title for motor vehicles, and (iii) the filing of collateral assignments of patents and trademarks with the U.S. Patent and Trademark Office, the Agent shall have a valid and enforceable first priority security interest in and lien upon all right, title and interest of the Borrower and its Subsidiaries in such Collateral, subject only to Permitted Liens.

          4.15. Litigation; Government Regulation.  Except as set forth in
SCHEDULE 4.15, (a) there are no judgments, injunctions or similar orders or decrees and no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or its business except to the extent that the same could not reasonably be expected to have a Material Adverse

Effect, or that question the validity of this Agreement or any of the Loan Documents, at law or in equity before any court, arbitrator or Governmental Authority, and (b) neither the Borrower nor any of its Subsidiaries is in violation of or in default under any Requirement of Law where such violation could have a Material Adverse Effect.

          4.16. Taxes. Except as set forth in SCHEDULE 4.16, neither the Borrower nor any of its Subsidiaries is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets where such delinquency could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 4.16, as of the Closing Date, each of the Borrower and its Subsidiaries (a) has timely filed all material tax returns that are required by law to be filed prior to the date hereof, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect.

          4.17.       ERISA; Employee Benefits.

         (a) SCHEDULE 4.17 lists, as of the Closing Date, all Employee Plans and Pension Plans ("Plans") maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute and separately identifies all Qualified Plans (as defined below) and all Multiemployer Plans. The Borrower has delivered true and correct copies of all such Plans to the Agent.

         (b) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each such Plan.

         (c) The form of each Plan intended to be qualified under Section 401 of the Internal Revenue Code ("Qualified Plan") to the knowledge of the Borrower qualifies under Section 401 of the Internal Revenue Code, and the trusts created thereunder are, to the knowledge of the Borrower, exempt from tax under the provisions of Section 501 of the Internal Revenue Code, and to the knowledge of the Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.

         (d) There is no material outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries (as to which the Borrower or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which any of the Borrower or its Subsidiaries (wherein the Borrower or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute.

         (e) None of the Qualified Plans subject to Title IV of ERISA has any material unfunded benefit liability as defined in Section 4001(a)(18) of ERISA (as to which the Borrower or any of its Subsidiaries is or may be liable).

         (f) No Plan maintained or sponsored by the Borrower or any of its Subsidiaries provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or such Subsidiary, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Internal Revenue Code. The Borrower and its Subsidiaries

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



have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

         (g) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is obligated to contribute.

         (h) As of the Closing Date, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower and its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

         (i) Neither the Borrower nor any of its Subsidiaries has incurred or, to the knowledge of the Borrower, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

         (j) Neither the Borrower nor any of its Subsidiaries has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that has a Material Adverse Effect.

          4.18. Compliance with Laws. The Borrower and each of its Subsidiaries has duly complied with, and the Collateral and their business operations and leaseholds are in compliance with, all Requirements of Law, including, without limitation, all federal and state securities laws, OSHA, and Titles XVIII and XIX of the Social Security Act (42 U.S.C. ss.ss. 1395 et seq. and ss.ss. 1396 et seq., respectively, as amended from time to time), the Bloodborne Pathogens Standard, the Medicare Regulations, the Medicaid Regulations and the MediCal Regulations, except to the extent that noncompliance will not have a Material Adverse Effect.

          4.19. Environmental Matters. Except as would not result in a Material Adverse Effect:

         (a) Except as reflected in SCHEDULE 4.19 (i) no Hazardous Material is or has been generated, used, released, treated, disposed of or stored, or otherwise located, in, on or under the Realty (or any portion thereof), and no part of the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries (now or in the past), including without limitation the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Material; (ii) no improvements on the Realty contain any asbestos or substances containing asbestos; (iii) none of the Realty has been the subject of a remedial action; and (iv) to the best of the Borrower's knowledge, the foregoing statements are true and correct with respect to all of the real property adjoining any of the Realty.

         (b) To the best of the Borrower's knowledge, no portion of the Realty has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or a petroleum products storage facility, and none of the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries (now or in the past) has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems.

         (c) Except as set forth in SCHEDULE 4.19, there are no underground storage tanks situated on the Realty and, to the best of the knowledge of the Borrower, no underground storage tanks have ever been situated on the Realty.

         (d) Except as set forth in SCHEDULE 4.19, all activities and operations of the Borrower and its Subsidiaries meet the requirements of all applicable Environmental Laws, Borrower and its Subsidiaries have not violated any Environmental Law in the past, and the Realty has never been the site of a violation of any Environmental Law.

         (e) Except as set forth on SCHEDULE 4.19, neither the Borrower nor its Subsidiary has sent a Hazardous Material to a site which, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, or (2) is subject to or the source of a claim, an administrative order or other request to take "response," "removal," "corrective" or "remedial" action, as defined in any Environmental Law, or to pay for or contribute to the costs of cleaning up the site.

         (f) Neither the Borrower nor any of its Subsidiaries is involved in any suit or proceeding and or has received any notice from any Governmental Authority or other third party, with respect to a release or threat of release of any Hazardous Material, or violation or alleged violation of any Environmental Law, and neither the Borrower nor any of its Subsidiaries has received notice of any claim from any person or entity relating to property damage or to personal injuries from exposure to any Hazardous Material.

         (g) The Borrower and its Subsidiaries have timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits, and have generated and maintained in all material respects all required data, documentation and records required under all Environmental Laws.

          4.20.       Margin Securities.

         (a) Neither the Borrower nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, maintaining, reducing or retiring any Debt that was originally incurred to purchase or carry margin stock or for any other purpose that would violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, or for any purpose that would violate the Exchange Act.

         (b) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds of the Loans) will violate or result in a violation of Section 7 of the Exchange Act. Neither the Borrower nor any of its Subsidiaries owns or intends to carry or purchase directly or indirectly any "margin security" within the meaning of the Exchange Act.

          4.21. Full Disclosure. None of the Loan Documents or any other written statements furnished to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

          4.22. Contracts; Labor Disputes. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Governmental Authority, that has or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to, and there is not pending or, to the Borrower's knowledge, threatened, any labor dispute, strikes, lock-out, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any of its Subsidiaries is a party that has or could reasonably be expected to have a Material Adverse Effect.

          4.23. Reimbursement from Third Party Payors. The accounts receivable of the Borrower and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, MediCal, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems and other third party payors. In particular, the accounts receivable relating to such third party payors do not and shall not exceed amounts the Borrower and its Subsidiaries are entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to the usual charges of such Person.

          4.24. Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of its stockholders, officers or directors have engaged on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this Section, knowledge by a senior officer of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by a senior officer in his or her official capacity as a senior officer of the Borrower or such Subsidiary. No activity of the Borrower or any Subsidiary shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

          4.25. Certain Agreements. As of the Closing Date, each of the Investment Agreement and the Securities Purchase Agreement is in full force and effect, the transactions contemplated thereby have been consummated, the Borrower has delivered full and complete copies thereof, together with all material related documents, to the Agent and the Lenders, and no default or event which, with the passage of time or giving of notice or both, would constitute a default has occurred thereunder. All representations and warranties made by the Borrower set forth in or made in connection with the Investment Agreement and the Securities Purchase Agreement are, as of the Closing Date, true and complete in all material respects. Immediately after the Closing hereunder, the Principal Merger Agreement shall be executed and delivered by all parties thereto and shall be in full force and effect, the transactions contemplated thereby shall be consummated, the Borrower shall deliver a full and complete copy thereof, together with all material related documents, to the Agent and the Lenders, and no default or event which, with the passage of time or giving of notice or both, would constitute a default shall have occurred thereunder. All representations and warranties made by the Borrower and Principal set forth in or made in connection with the Principal Merger Agreement are, as of the date thereof, true and complete in all material respects.

          4.26. Event of Default. No Default or Event of Default has occurred and is continuing.

          4.27. Ownership of Stock of Borrower. As of the Closing Date, after giving effect to the consummation of the transactions contemplated by the Investment Agreement and the Securities Purchase Agreement and the consummation of the Principal Merger Transaction, the Stock of the Borrower will be owned as set forth on SCHEDULE 4.27.

          4.28. Single Business Enterprise. The Borrower and the Guarantors operate, and intend to operate, as a single business enterprise. Although separate entities, the Borrower and the Guarantors operate under a common business plan. Each of the Borrower and the Guarantors will accordingly benefit from the financing arrangement established by this Agreement. The Borrower acknowledges that the Agent and the Lenders are relying on the agreement by each Guarantor to execute and deliver the Guaranty Documents in committing to the Facilities.

          4.29. Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto (other than Schedules relating solely to representations and warranties made solely as of the Closing Date) become outdated or incorrect in any material respect or in the event additional disclosure is required in connection with any Acquisition, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct the same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update that would disclose the occurrence of an event or condition which constitutes a Default or Event of Default, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless such inaccuracy or incompleteness is the result of transactions or events expressly permitted hereunder (including Permitted Acquisitions) or unless the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.


                                  ARTICLE V

                            AFFIRMATIVE COVENANTS

         Until payment in full of all Credit Obligations and the termination of the Lenders' obligation to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that:

        5.1. Financial and Business Information about the Borrower. The Borrower shall deliver to the Agent and the Lenders:

         (a) Within forty-five (45) days after the close of the first two (2) calendar months of each fiscal quarter, to and including the month ending May 31, 1997, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such month, and unaudited consolidated and consolidating statements of income and consolidated retained earnings and cash flows for the Borrower and its Subsidiaries for the month then ended and for that portion of the fiscal year then ended, in each case setting forth comparable budgeted figures for the fiscal quarter then ended, together with a breakdown of such income statements per hospital, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of

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



notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the month;

         (b) Within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the current fiscal quarter, an unaudited consolidated and (if requested) consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter, and unaudited consolidated and consolidating statements of income, and consolidated retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case beginning with the fiscal quarter ending March 31, 1998 setting forth comparative figures for the corresponding fiscal quarter in the preceding fiscal year, and in each case setting forth comparable budgeted figures for the fiscal quarter then ended, together with a breakdown of such income statements per hospital, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the quarter, and certified by the Chief Executive Officer, Chief Financial Officer or Vice President-Controller of the Borrower to be true and accurate in all material respects (subject to normal and reasonable year-end audit adjustments);

         (c) As soon as practicable and in any event within one hundred twenty
(120) days after the close of the 1996 fiscal year of the Borrower, and one hundred (100) days after the close of any fiscal year of the Borrower thereafter, beginning with the close of the current fiscal year, an audited consolidated balance sheet and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, audited consolidated and unaudited consolidating statements of income and audited consolidated retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, in each case beginning with the fiscal year ending December 31, 1998 setting forth unaudited comparative figures for the preceding fiscal year and in each case, setting forth comparable budgeted figures for the fiscal year then ended, including the notes to each, audited (except as previously noted) by a nationally recognized, "Big Six" independent certified public accountant or other independent certified public accountant reasonably acceptable to the Required Lenders, and together with a breakdown of such income statements per hospital, all such audited statements prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with those of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, certified by the Chief Executive Officer, Chief Financial Officer or Vice President - Controller of the Borrower to be true and accurate in all material respects, and, with respect to audited statements, accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified in any materially negative respect, including as to going concern or scope of audit;

         (d) Concurrently with the delivery of the financial statements described in subsection (C) above, a letter from the independent certified public accountants that, based on the independent certified public accountant's examination of the financial statements of the Borrower and its Subsidiaries, the accountants did not obtain knowledge of the occurrence or existence of any Default or Event of Default, or a statement specifying the nature and period of existence of any such condition or event disclosed by their examination; provided, however, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default that would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

         (e) Concurrently with the delivery of the financial statements described in subsections (B) and (C) above, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, together with an Interest Rate Calculation Worksheet and a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in
ARTICLE VI as of the last day of the period covered by such financial statements;

         (f) As soon as practicable and in any event within sixty (60) days after the close of the 1996 fiscal year of the Borrower, and thirty (30) days after the close of each fiscal year of the Borrower thereafter, beginning with the current fiscal year, an annual operating budget and capital budget prepared on a quarterly basis for the Borrower and its Subsidiaries on a consolidated basis, in form and detail reasonably acceptable to the Agent, including, without limitation, a breakdown per hospital;

         (g) Promptly upon their becoming available, copies of (i) all financial statements, material reports and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its stockholders,
(ii) all registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statements (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that the Borrower or any of its Subsidiaries may render to or file with any other Governmental Authority, including, without limitation, the Environmental Protection Agency, OSHA and state environmental and health authorities and agencies, and (iv) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business;

         (h) Promptly after review by the Borrower's Board of Directors, but in any event within thirty (30) days after the Borrower's receipt thereof, copies of any management letters from certified public accountants;

         (i) Upon request by the Agent, concurrently with each delivery of the financial statements described in subsections (B) and (C), an aging of the Accounts of the Borrower and its Subsidiaries as of the end of such fiscal quarter;

         (j) Concurrently with each delivery of the financial statements described in subsection (A) and (B), a statistical summary of management contracts between the Borrower or any of its Subsidiaries and hospitals and other healthcare facilities;

         (k) Promptly upon the reasonable request therefor, copies of any annual report required to be filed under ERISA in connection with any Employee Plan and such other additional information about any Employee Plan as may be reasonably requested;

         (l) A Revolving Credit Borrowing Availability Certificate (i) from the Closing Date through the date of delivery of the Borrower's June 30, 1997 financial statements, in connection with and on the date of each Borrowing, and
(ii) thereafter, within forty-five (45) days following the end of each fiscal quarter;

         (m) Promptly after receipt, copies of any environmental assessments or audits on properties owned, operated or leased by the Borrower or its Subsidiaries; and

         (n) Upon the Agent's or any Lender's request, such other information about the Collateral or the financial condition and operations of the Borrower and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

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



          5.2. Notice of Certain Events. The Borrower shall promptly, but in no event later than five (5) Business Days after a senior officer of the Borrower obtains knowledge thereof, give written notice to the Agent and the Lenders of:

         (a) Any litigation or proceeding brought against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

         (b) Any written notice of a violation of a Requirement of Law received by the Borrower or any of its Subsidiaries from any Governmental Authority that, if such violation were established and not promptly corrected, could reasonably be expected to have a Material Adverse Effect;

         (c) Any attachment, judgment, lien, levy or order in excess of $500,000 that may be placed on or assessed against the Borrower or any of its Subsidiaries or any of the Collateral, except for Permitted Liens;

         (d) Any Default or Event of Default; provided that the notice period provided above shall not be deemed to be a cure period or extension for any Default or Event of Default;

         (e) Receipt by any Borrower or any of it Subsidiaries of (i) any notice of loss of Joint Commission on Accreditation of Healthcare Organizations accreditation, loss of participation under any material reimbursement program or loss of applicable health care licenses at any facility owned or lease or managed by the Borrower or any of its Subsidiaries; and (ii) any other material deficiency notice, compliance order or adverse report issued by any Governmental Authority or accreditation commission having jurisdiction over licensing, accreditation or operation of any such facility or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification, or accreditation necessary for any such facility to carry on its business as then conducted or the suspension or termination of any insurance or reimbursement program available to the facility;

         (f) Receipt or delivery by the Borrower or any of its Subsidiaries of any material notice (including without limitation any first refusal, put or call notice) pursuant to the Investor Agreement, the Palestine Limited Partnership Agreement, or any other shareholder, partnership, operating or similar agreement;

         (g) Any default or event of default under any lease relating to the Leased Properties under which the Borrower or any Subsidiary is lessee which could reasonably be expected to have a Material Adverse Effect; or

         (h) Any default or event of default under any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries, or any of their property, is bound, the termination of which could reasonably be expected to have a Material Adverse Effect.

          5.3. Corporate Existence and Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to:

         (a) Maintain and preserve in full force and effect its corporate existence, except as otherwise permitted by SECTION 6.1, and all material rights, privileges and franchises; provided, however, that the Borrower may permit the liquidation or dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such liquidation or dissolution) if, at the time of such liquidation or dissolution, such Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence and good standing;

         (b) Conduct its business in an orderly and efficient manner, keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be maintained and preserved; and

         (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

          5.4.        Maintenance of Insurance.

         (a) The Borrower will, and will cause each of its Subsidiaries to, maintain and pay for insurance upon all of its assets and properties, including the Collateral, wherever located, and all real property owned or leased by it, in such amounts and against such risks as is customarily maintained by similar businesses in similar locations, and will, at the Closing, deliver certificates of such insurance to the Agent with satisfactory loss payable endorsements naming the Agent as an additional loss payee, additional insured and/or mortgagee thereunder, as its interests may appear, as appropriate. Within thirty
(30) days after the Closing, the Borrower shall deliver to the Agent certified copies of the original policies of all insurance on the Collateral.

         (b) Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days (or ten (10) days for nonpayment) prior written notice to the Agent before any cancellation of the policies for any reason whatsoever. The Borrower hereby directs, and will cause each of its Subsidiaries to direct, all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Agent when such proceeds, on an aggregate basis for any claim or series of related claims, exceed $1,000,000. The Agent, on behalf of the Lenders, shall hold all such proceeds for the account of the Borrower and its Subsidiaries. So long as no Default or Event of Default has occurred and its continuing, the Agent shall immediately deliver to the Borrower any insurance proceeds received by the Agent in the amount of $1,000,000 or less, in the aggregate, for any claim or series of related claims. So long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, disburse proceeds in excess of $1,000,000 for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such repair estimates and other documents as the Agent may reasonably request, or, if the Borrower has not requested any such disbursement for one hundred twenty (120) consecutive days, shall apply such proceeds in whole or in part as a prepayment of the Loans in accordance with SECTIONS 2.5(A-B). If an Event of Default has occurred and is continuing, the Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name or the name of any Subsidiary on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

         (c) If the Borrower or any of its Subsidiaries fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Agent may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lenders and shall be additional Credit Obligations hereunder, secured by the Collateral.

         (d) Upon the reasonable request of the Agent from time to time, the Borrower shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

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



          5.5.        Maintenance of Books and Records; Inspection.

         (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required under this Agreement in accordance with Generally Accepted Accounting Principles and in material compliance with all Requirements of Law.

         (b) The Borrower shall, and shall cause each of its Subsidiaries to, permit employees or agents of the Agent (or any Lender, at the Lenders' expense), during normal business hours upon reasonable notice to inspect its properties and to examine or audit its books, records, reports, accounts and other papers and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, with advance written approval of the Chief Financial Officer or Vice President - Controller of the Borrower (which approval shall not be unreasonably withheld), the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower and each of its Subsidiaries authorizes said accountants to discuss the finances and affairs of the Borrower or such Subsidiary), all at such reasonable times and as often as may be reasonably requested without undue interference in the business and operations of the Borrower and its Subsidiaries.

          5.6. Compliance with ERISA. The Borrower shall, and shall cause each of its Subsidiaries to: (i) make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Plan and (ii) not take any action or fail to take action, the result of which action or inaction could be a material liability of the Borrower or any of its Subsidiaries to the Pension Benefit Guaranty Corporation or to a Multiemployer Plan. Borrower shall not, nor shall it permit any of its Subsidiaries to, participate in any Prohibited Transaction that could subject the Borrower or any of its Subsidiaries to any material civil penalty under ERISA or material tax under the Internal Revenue Code. The Employee Plans of the Borrower and each of its Subsidiaries shall be operated in such a manner that neither the Borrower nor any Subsidiary will incur any material tax liability under Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in Section 4980B.

          5.7. Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a material lien or charge upon any of its properties; provided, however, that the Borrower or any of its Subsidiaries may in good faith by appropriate proceedings and with due diligence contest any such tax, assessment, charge, levy or claim if the Borrower or such Subsidiary establishes reserves therefor in accordance with Generally Accepted Accounting Principles.

          5.8. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) have all material licenses, permits, certifications approvals and authorizations required by Governmental Authorities necessary to the ownership, occupation or use of its properties or the conduct of its business, and maintain the same at all times in full force and effect, except to the extent that a failure to have or maintain the same would not have a Material Adverse Effect, and (ii) comply with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral, including, without limitation, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, MediCal Regulations, ERISA, OSHA and the Bloodborne Pathogens Standard, other than those the failure to comply with which would not have a Material Adverse Effect.

         5.9. Name Change. The Borrower may change the name of the Borrower to "Principal Hospital Company" and may change the name of its Subsidiary, Principal Hospital Company, a Delaware corporation, in each case at any time within one hundred twenty (120) days after the Closing Date. Except as provided in the

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



preceding sentence, the Borrower shall notify the Agent and the Lenders at least fifteen (15) days prior to the effective date of any change of the name of the Borrower or any of its Subsidiaries, and prior to such effective date the Borrower or such Subsidiary shall execute any amended or new Financing Statements and other Loan Documents necessary to maintain and continue the perfected security interest of the Agent in all of the Collateral and shall take such other actions and execute such documents as the Agent shall reasonably request.

          5.10.       Disbursement of Proceeds by the Borrower.

         (a) At the request of the Agent, the Borrower shall obtain an intercompany promissory note with respect to advances of any portion of the Loans to any Subsidiary of the Borrower and any other amounts owing from any Subsidiary of the Borrower to the Borrower from time to time, and shall promptly thereafter grant to the Agent a first priority perfected security interest in such promissory note as security for the Credit Obligations.

         (b) If any Subsidiary becomes a debtor under the Bankruptcy Code, the Agent, on behalf of the Lenders, is authorized, but not required, to file proofs of claim with respect to such intercompany Debt on behalf of the Borrower and vote the rights of the Borrower in any plan of reorganization with regard to any Debt owed by such Subsidiary to the Borrower. The Agent, on behalf of the Lenders, is further empowered to demand, sue for, collect and receive every payment and distribution on such Debt owing to the Borrower in such Subsidiary's bankruptcy proceeding.

          5.11. Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries subject to the terms of this Agreement, provided that (i) each new Subsidiary having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $100,000 (or upon obtaining assets, including but not limited to the proceeds of Investments, loans, or other distributions from the Borrower or another Subsidiary, in excess of $100,000 in the case of an existing Subsidiary which previously had assets with a gross value less than $100,000) will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or accession to the Guaranty Agreement (pursuant to which such new Subsidiary shall become a party thereto), an amendment or accession to the Security and Pledge Agreement, Financing Statements, certificates of title, stock certificates and other documents reasonably required by the Agent, all in form and substance satisfactory to the Agent, pursuant to which such new Subsidiary shall secure its obligations under the Guaranty Agreement by first priority, perfected security interests in all of its assets, subject only to Permitted Liens, (ii) the Borrower and/or the other Guarantors will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the capital stock or other ownership interests of such new Subsidiary that is directly or indirectly owned by the Borrower shall be pledged to the Agent under the Security and Pledge Agreement, together with the certificates representing such capital stock or other ownership interests and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in SECTIONS 3.2.2(B) through (D) and SECTION 3.2.2(H), and upon request of the Agent, SECTIONS 3.2.2(E) and 3.2.2(G) as such new Subsidiary would have had to deliver were it a Subsidiary on the Closing Date.

          5.12.       Certain Permitted Acquisitions; Asset Purchases.

         (a) Subject to the remaining provisions of this SECTION 5.12 applicable thereto and subject to the definition of "Permitted Acquisitions" herein, the Borrower and its Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition, no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto.

         (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary or the acquisition of Stock or other Interest of any Person, the Borrower and the Guarantors shall have complied with SECTION 5.11.

         (c) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition of $1,000,000 or greater or requiring approval of the Required Lenders, the Borrower shall deliver to the Agent and each Lender the following items, each in form and substance reasonably satisfactory to the
Agent:

                           (i) a description of the material terms of such Permitted Acquisition (including, without limitation a description of the acquisition, a description of the acquiror, the Acquisition Amount and method and structure of payment), of each facility, Person, business or asset that is the subject of such Acquisition, (each, a "Target"), together with the most current draft of the acquisition or other purchase or lease agreement;

                          (ii) historical financial statements of each Target (if applicable) for the two (2) most recent fiscal years available and for any interim periods since the most recent fiscal year-end for which such interim statements are available; and

                         (iii) projected revenue and EBITDAR contribution levels for the Target for a three-year period following the consummation of such Permitted Acquisition or such asset purchase or lease, together with any appropriate statement of assumptions and pro forma adjustments and including a detailed report of expense adjustments requested by the Borrower.

         (d) The Borrower will deliver to the Agent and each Lender (i) copies of any material modifications or supplements to the draft agreements submitted pursuant to CLAUSE (C)(I) above prior to the closing of the Acquisition and (ii) a copy of the fully executed acquisition or other purchase or lease agreement (including schedules and exhibits thereto) within sixty (60) days after the closing thereof, except as set forth in subsection (E) below.

         (e) Within thirty (30) days after the end of each fiscal quarter, the Borrower will deliver to the Agent and each Lender the documents required by subsections (C) and (D) above for each Permitted Acquisition of less than $1,000,000 that does not require the consent of the Required Lenders.

         (f)          No Acquisition may be effected unless:

                      (i) calculations are made by the Borrower of compliance with the covenants contained in SECTIONS 6.9 through 6.15, inclusive, for the most recent calculation period ended immediately prior to the date of such Acquisition, on a pro forma basis as if the Acquisition has occurred on the first day of such period, and shall show that all such covenants will be complied with, giving effect to the pro forma consolidation of the business acquired, and if such Acquisition is $750,000 or greater or requires approval of the Required Lenders, such calculations shall be reasonably satisfactory to the Agent;

                      (ii) the Borrower in good faith believes that the financial covenants contained in such SECTIONS 6.9 through 6.15, inclusive, will continue to be met on a quarterly basis for the one year period following the date of the consummation of the Acquisition on a quarterly basis;

                      (iii) prior to the consummation of the Acquisition of $1,000,000 or greater or that requires consent of the Required Lenders, the Borrower shall furnish the Agent and the Lenders with an

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



         officer's certificate executed by a senior officer of the Borrower, certifying to the best of his knowledge as to compliance with the requirements of preceding clauses (I) and (II) and SECTION 5.12(C), and containing the pro forma calculations required by the preceding clause
         (I); and

                      (iv) except for Acquisitions for which the Acquisition Amounts are within the dollar limits set forth in the definition of "Permitted Acquisitions" herein, the Required Lenders shall have consented thereto in writing.

         (g) The consummation of each Permitted Acquisition, shall be deemed to be a representation and warranty by the Borrower that all conditions to be satisfied by the Borrower hereon have been satisfied, that the same is permitted in accordance with the terms of this Agreement and that the information submitted by the Borrower pursuant to subsections (C) through (F) above, as appropriate, is true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, for purposes of SECTIONS 3.3 and 7.1.

          5.13. Swap Agreement. Within ninety (90) days after the Closing, the Borrower shall enter into, or obtain, and maintain in full force and effect, interest rate swap agreements, interest rate cap agreements or other instruments or agreements on such terms as may be reasonably acceptable to the Agent, pursuant to which the Borrower shall obtain protection against increases in the interest rates applicable hereunder as to all outstanding Term Loans for not less than three (3) years, it being understood that any such agreement may be for a term of less than three (3) years so long as an agreement or agreements satisfying the terms of this SECTION 5.13 shall be in effect continuously throughout the 3-year period and so long as the term of any single agreement shall not be less than one (1) year. The Borrower shall promptly deliver evidence satisfactory to the Agent of compliance with this Section.

          5.14. Acquisition of Realty. Promptly, and in any event within ten
(10) days after any permitted acquisition or lease of any Realty by the Borrower or any Subsidiary, the Borrower will deliver an update to SCHEDULE 4.9 (for Leased Properties) or 4.10 (for owned Realty). Promptly thereafter, and in any event within sixty (60) days after the request of the Agent, the Borrower shall, and shall cause each of its Subsidiaries to, as applicable, deliver to the Agent each of the items described in SECTION 3.2 that would have been required had such Realty been owned or leased on the Closing Date, and such other documents relating to such Realty (including without limitation appraisals and opinions of counsel) as the Required Lenders shall reasonably request.

          5.15. Further Assurances. The Borrower shall, and shall cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver to the Agent and the Lenders any amendments, restatements, modifications or supplements hereto and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lenders and the Agent under this Agreement and the other Loan Documents.

          5.16. Cash Deposits. Commencing ninety (90) days after the Closing Date, all cash in excess of ten percent (10%) of the aggregate amount of all cash of the Borrower and its Subsidiaries (excluding deposits in transit) shall be consolidated no less frequently than once a week in an account or accounts maintained with one or more Lenders.

          5.17. Purchase of Ojai Valley Community Hospital. Unless the Required Lenders do not approve the Acquisition, the Borrower shall purchase Ojai Valley Community Hospital, pursuant to its purchase option therefor, on terms and conditions reasonably acceptable to the Agent, on or before June 30, 1997, provided, however, that the Borrower's obligation to so purchase shall be tolled if (i) an Event of Default under SECTIONS

6.9, 6.10, 6.11, 6.12, 6.13, 6.14 OR 6.29 exists and is continuing or (ii) after giving effect to the purchase, the Borrower will not have cash and borrowing capacity reasonably sufficient to enable the Borrower to transact business in the ordinary course. In connection therewith, the Borrower shall provide a first priority Mortgage in favor of the Lenders, together with title insurance and other customary real estate documentation, in form and substance reasonably satisfactory to the Agent.


                                 ARTICLE VI

                             NEGATIVE COVENANTS

         Until payment in full of the Credit Obligations and termination of the Lenders' obligation to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that it will not, and will not permit any of its Subsidiaries to, individually or in the aggregate:

         6.1. Merger, Consolidation. Except as permitted by SECTION 5.3, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

                           (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of SECTIONS 5.11 and
         5.12 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

                          (ii) any Subsidiary may merge or consolidate with another Person so long as (w) the Person surviving such merger or consolidation is the Borrower or a Guarantor, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of SECTIONS 5.11 and 5.12 shall be satisfied, and
         (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

                         (iii) the Borrower may consummate the Principal Merger Transaction.

         6.2. Debt. Create, incur, assume or suffer to exist any Debt other than:

                           (i) Debt incurred pursuant to this Agreement and the other Loan Documents;

                          (ii) Debt existing on the date hereof as set forth in
         SCHEDULE 6.2 attached hereto; provided that the Debt is not increased above the amount then outstanding;

                         (iii) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money;

                          (iv) unsecured intercompany Debt (x) of any Subsidiary to the Borrower, (y) of any Subsidiary to a Guarantor, and (z) of the Borrower to any Guarantor, provided that any such Debt under this clause (IV) is incurred in the ordinary course of business and, if requested by the Agent, is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreement, is payable on demand and, is fully subordinated in right of payment to the Credit Obligations and the Guaranty Obligations, as applicable; and provided further, that intercompany Debt for money borrowed by the Palestine Limited Partnership shall not exceed those obligations evidenced by the Palestine Limited

         Partnership Note and that all other intercompany Debt owed by Palestine Limited Partnership shall not exceed amounts currently payable pursuant to the Hospital Management Agreement dated in or about June, 1996, between Palestine-Principal, Inc., a Tennessee corporation, and the Palestine Limited Partnership, as such agreement may be amended, supplemented or renewed from time to time in compliance with SECTION
         6.25 hereof.

                           (v) Contingent Obligations permitted by SECTION 6.3;

                          (vi) Debt of the Borrower under any Swap Agreement relating to the Debt incurred under this Agreement; provided that the notional amount of all such agreements at any time shall not exceed the aggregate amount of the Commitments at such time;

                         (vii) Debt assumed or incurred in connection with a Permitted Acquisition to the extent such Debt is approved by and, if required by the Required Lenders, subordinated on terms acceptable to the Required Lenders;

                        (viii) Debt with respect to financed insurance premiums not past due;

                          (ix) unsecured Subordinated Debt; and

                           (x) other Debt (including, without limitation, Debt secured by purchase money liens described in clause (E) of the definition of Permitted Liens and Capital Lease Obligations) in an aggregate principal amount at any time outstanding not to exceed $3,000,000 for the Borrower and its Subsidiaries.

         6.3. Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation other than:

                           (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

                          (ii) Contingent Obligations incurred pursuant to the Loan Documents;

                         (iii) Contingent Obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (x) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (y) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary and (z) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                          (iv) customary indemnification obligations of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions made in compliance with SECTION 5.13;

                           (v) unsecured amounts payable under earnouts, approved by and subordinated on terms acceptable to the Required Lenders, and other contingent obligations, in each case incurred by any Borrower or any Subsidiary in connection with a Permitted Acquisition, whether or not earned or matured;

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



                          (vi) performance, appeal and bid bonds and pledges and deposits pursuant to workers' compensation and similar requirements, in each case to the extent permitted under the definition of "Permitted Liens" contained herein;

                         (vii) obligations under Letters of Credit issued under SECTION 2.17;

                        (viii) Contingent Obligations described on SCHEDULE 6.3 attached hereto, without giving effect to any increases thereof without the written consent of the Required Lenders;

                          (ix) guarantees by the Borrower or any of its Subsidiaries of obligations of the Borrower or its Subsidiaries under leases permitted hereunder;

                           (x) guarantees by the Borrower or any of its Subsidiaries of any other Debt permitted under SECTION 6.2 and guaranties permitted by SECTION 6.7;

                          (xi) guarantees by the Borrower or any of its Subsidiaries of physician compensation to the extent such guarantees under Generally Accepted Accounting Principles would not be reflected as a specific dollar amount on the liability side of such Person's balance sheet;

                         (xii) other Contingent Obligations not to exceed $1,000,000 at any time.

         6.4. Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods) securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

         6.5. Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale of worn out or obsolete equipment for fair market value or the exchange of used or obsolete equipment for replacement equipment; (iii) the sale of permitted temporary or overnight investments; (iv) dispositions not otherwise permitted by this SECTION 6.5, not exceeding $1,000,000 in the aggregate, for the Borrower and its Subsidiaries, for any fiscal year; (v) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to the Borrower, or from the Borrower to any Subsidiary, in accordance with
SECTION 6.6, provided that, immediately after giving effect thereto, no Default or Event of Default would exist and (vi) asset sales made in connection with the transactions contemplated by the Investment Agreement.

         6.6. Transactions with Related Persons. Except for Subordinated Debt and except as set forth on SCHEDULE 6.6 or as expressly permitted by SECTIONS 5.12, 6.1, 6.2, 6.3(II, III, VII, VIII and IX), 6.5, 6.7, 6.8, 6.16 and 6.19 or
otherwise contemplated by this Agreement, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any Debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any other transaction with any Affiliate, except
(a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate and except for the Professional Services Agreement.

         6.7. Restricted Investments. Except as otherwise permitted in SECTIONS 6.2, 6.3, 6.5 and 6.8, directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, other than:

         (a)          Cash Investments;

         (b) loans and advances to employees for reasonable travel, moving and business expenses incurred in the ordinary course of business;

         (c) Accounts owing to the Borrower or any of its Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry;

         (d) prepaid expenses incurred in the ordinary course of business;

         (e) loans, advances, or extensions of credit to, guaranties of and investments existing as of the Closing Date in corporations, partnerships and other Persons as of the Closing Date as set forth on SCHEDULE 6.7;

         (f) investments in Subsidiaries and Permitted Acquisitions made in accordance with terms of this Agreement, including SECTIONS 5.11 and 5.12;

         (g) investments by the Borrower under any Swap Agreement relating to the Debt incurred under this Agreement; provided that the notional amount of all such Swap Agreements at any time shall not exceed the aggregate amount of the Commitments at such time;

         (h) physician loans, guaranties and similar obligations incurred in connection with the recruitment of physicians in the ordinary course of business and customary for hospitals similar to those operated by the Borrower and its Subsidiaries;

         (i) loans or advances from a Subsidiary to the Borrower or to another Subsidiary that is a Guarantor or from the Borrower to a Subsidiary that is a Guarantor so long as the requirements of SECTION 6.2(IV) are satisfied;

         (j) loans, advances and extensions of credit acquired in connection with a disposition of assets permitted by
                      SECTION 6.5 hereof;

         (k) notes and other investments received in connection with bankruptcy in settlement of claims; and

         (l)          any other investments which are not described in clauses
                      (A) through (K) above, not to exceed during the term of the Loans, $1,000,000 in the aggregate at any one time outstanding.

          6.8.        Restricted Payments; Certain Distributions.

         (a) Declare or pay any dividends or distributions upon any of its Stock or Interest (other than dividends paid in Stock of the Borrower and dividends or distributions paid or payable by a Subsidiary to the Borrower or another Subsidiary), except as set forth on SCHEDULE 6.8; or

         (b) purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Stock or other Interests, any shares of Stock or other Interests of any Affiliate or any option, warrant or other right to acquire shares of its Stock or Stock or other Interests of any Affiliate (other than purchases, redemptions, retirements and other acquisitions by a Subsidiary of shares, Interests, options, warrants or other rights issued thereby held by the Borrower or another Subsidiary), except as follows:

                           (i) the Palestine Limited Partnership may purchase the partnership interests (or a portion thereof) of Mother Frances Hospital Regional Health Care Center under the Palestine Limited Partnership Agreement so long as no Default or Event of Default then exists or would result immediately after giving effect thereto;

                          (ii) the Borrower may consummate the redemption transaction contemplated by the Investment Agreement;

                         (iii) the Borrower may purchase and redeem its Stock held by an employee or by the Brim, Inc. carryover stockholders upon the death, disability or termination of employment of such stockholder that is an employee, so long as the purchase price thereof is paid solely by delivery of a promissory note which constitutes Subordinated Debt hereunder; provided; however, the Borrower may purchase and redeem such Stock with up to $500,000 in cash in the aggregate; and

                          (iv) redeem Series A Senior Preferred Stock from Leeway & Co. or its successors and assigns with the proceeds of a qualified initial public offering of the Borrower's common stock by an underwriter of national reputation to the extent not required to be applied in accordance with SECTION 2.5(F) hereof; provided there is no Default or Event of Default hereunder and the Borrower is in pro forma covenant compliance with the covenants contained herein upon consummation of such redemption.

         (c) make any distribution of cash, property or assets other than Stock among the holders of shares of its Stock (other than distributions made by Subsidiaries to the Borrower or another Subsidiary); or

         (d) enter into or amend any agreement relating to any of the foregoing (excluding agreements relating only to Subsidiaries with the Borrower or another Subsidiary) including without limitation any agreement restricting or imposing requirements regarding the payment of dividends and distributions.

         6.9. Consolidated Adjusted Debt to Annualized Consolidated EBITDAR. Permit the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR as of the end of any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending June 30, 1997, to be greater than or equal to 4.25 to 1.0; and as of the end of any fiscal quarter thereafter, to be greater than or equal to 4.0 to 1.0.

         6.10. Consolidated Adjusted Senior Debt to Annualized Consolidated EBITDAR. Permit the ratio of Consolidated Adjusted Senior Debt to Annualized Consolidated EBITDAR to be greater than or equal to 4.25 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending June 30, 1997; 4.00 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1997; 3.75 to 1.0 thereafter to and including the fiscal quarter ending March 31, 1998; 3.50 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1998; and 3.00 to 1.0 for any fiscal quarter thereafter.

         6.11. Minimum Consolidated EBITDAR. Permit Consolidated EBITDAR to be less than $2,500,000.00 for the fiscal month ending January 31, 1997; $3,900,000.00 for the two fiscal months ending

February 28, 1997; $5,500,000 for the fiscal quarter ending March 31, 1997; $7,200,000.00 for the four fiscal months ending April 30, 1997; and $8,800,000.00 for the five fiscal months ending May 31, 1997.

          6.12. Minimum Net Worth. Permit Consolidated Net Worth to be less than negative $15,000,000 as of the end of any fiscal quarter beginning with the fiscal quarter end on December 31, 1996; plus ninety percent (90%) of Consolidated Net Income (but excluding any net loss) for all periods from and after January 1, 1997; plus one hundred percent (100%) of the aggregate amount of all increases in the stated capital and additional paid in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments after the Closing Date.

         6.13. Annualized Consolidated EBITDAR to Annualized Interest Expense and Annualized Lease Expense. Permit the ratio of Annualized Consolidated EBITDAR to the sum of Annualized Interest Expense and Annualized Lease Expense to be less than or equal to 2.0 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending September 30, 1997; 2.5 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1998; and 3.0 to 1.0 for any fiscal quarter thereafter.

         6.14. Fixed Charge Coverage. Permit the ratio of Annualized Consolidated EBITDAR to Fixed Charges to be less than or equal to 1.1 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending December 31, 1997; and 1.0 to 1.0 for any fiscal quarter thereafter.

         6.15. Capital Expenditures. Permit Capital Expenditures (i) for the fiscal year ending December 31,1997 to exceed $7,300,000 and (ii) for any fiscal year, beginning with the fiscal year beginning January 1, 1998 to exceed five percent (5%) of Consolidated Net Revenues for the four (4) fiscal quarters ending on the last day of the previous fiscal year, adjusted for inflation based on the consumer price index as determined by the Agent, plus proceeds of insurance with respect to any loss of Collateral (to the extent used to replace or replace such Collateral), plus proceeds of the disposition of assets permitted by SECTION 6.5.

         6.16. Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, except that (a) the Borrower or any of its Subsidiaries between themselves may enter any sale and leaseback so long as the provisions of SECTION
6.6 are satisfied and (b) the Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction regarding the purchase and subsequent sale and leaseback of new equipment and machinery so long as the Borrower complies with the covenants set forth in SECTIONS 6.2(X), 6.6, 6.9, 6.10, 6.11, 6.12, 6.13,
6.14 and 6.15 and there is otherwise no Default or Event of Default.

         6.17. New Business. Engage in any business other than businesses primarily within the Line of Business or make any material change in any of its business objectives, purposes and operations that would be reasonably likely to result in a material adverse effect.

         6.18. Subsidiaries or Partnerships. Except as otherwise permitted by the terms of this Agreement (including but not limited to SECTIONS 5.11, 5.12 and 6.7 hereof), (a) become a partner or joint venturer in any partnership or joint venture, or (b) create or acquire any new Subsidiary.

         6.19. Management Contracts. Enter into any agreements whereby the management or control of its business as a whole or the business of any Facility as a whole shall be delegated to or placed in any persons other than its governing body and officers, the Borrower or one of the Borrower's Subsidiaries, other than the

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



Professional Services Agreement and the Intercompany Management Agreements. All Intercompany Management Agreements existing as of the Closing Date are described on SCHEDULE 6.19.

         6.20. Limitation on Certain Restrictions. Directly or indirectly create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their obligations under the Loan Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, to repay Debt owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Loan Documents, (ii) applicable Requirements of Law and (iii) customary non-assignment and no-sale provisions in any lease governing a leasehold interest or any installment purchase agreement governing purchase money Debt.

         6.21. No Other Negative Pledges. Directly or indirectly permit, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any lien, security interest or other encumbrance upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in this Credit Agreement and the other Loan Documents.

         6.22. Hazardous Wastes. Violate any Environmental Law or permit any Hazardous Material to be brought onto any of the Realty or any other property owned, leased or operated by the Borrower or its Subsidiaries, if the results thereof would have a Material Adverse Effect. If any material Hazardous Material is brought or found thereon or therein, except as may be permitted above (and then only in strict compliance with all applicable Environmental Laws), Borrower, at its expense, shall immediately remove it, with proper disposal, and perform all required environmental response, removal, corrective and remedial actions in a diligent manner and in accordance with all Environmental Laws, the Borrower's obligations hereunder to survive any foreclosure of any Mortgage or other deed of trust or mortgage. The Borrower shall promptly, after any officer of either of the Borrower learns or obtains knowledge of the occurrence thereof, give written notice to the Agent of receipt of any written notice of any material violation or noncompliance, order or request for information from any Governmental Agency with respect to any Environmental Law, and shall promptly remedy any breach of any Environmental Law by the Borrower or its Subsidiaries. Agent shall have the right, at the expense of the Borrower, to enter upon the Realty or other property owned, leased or operated by the Borrower or its Subsidiaries, or any part thereof (through its employees and/or agents), to verify compliance by the Borrower and its Subsidiaries with the terms of this Agreement and to conduct such environmental assessments and audits as Agent shall deem advisable to facilitate such verification; provided, however, BORROWER AND ITS SUBSIDIARIES HEREBY ACKNOWLEDGE THAT ALL HAZARDOUS MATERIAL HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF THE BORROWER AND ITS SUBSIDIARIES, AND THE BORROWER AND ITS SUBSIDIARIES HAVE FULL DECISION-MAKING POWER WITH RESPECT THERETO. BORROWER AND ITS SUBSIDIARIES FURTHER ACKNOWLEDGE THAT NEITHER THE AGENT NOR ANY LENDER IS AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER. NO ACT (OR DECISION NOT TO ACT) OF THE AGENT OR ANY LENDER RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL GIVE RISE TO ANY OBLIGATION OR LIABILITY ON THE PART OF THE AGENT OR ANY LENDER WITH RESPECT TO ENVIRONMENTAL MATTERS. IN NO EVENT SHALL ANY INFORMATION OBTAINED FROM THE AGENT OR ANY LENDER OR THEIR RESPECTIVE AGENTS PURSUANT TO THIS AGREEMENT OR ANY LOAN DOCUMENT CONCERNING THE ENVIRONMENTAL CONDITION OF THE REALTY OR OTHER PROPERTY BE CONSIDERED BY THE BORROWER OR ANY SUBSIDIARY (OR ANY OTHER RECIPIENT OF SAID INFORMATION) AS CONSTITUTING LEGAL OR ENVIRONMENTAL

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



CONSULTING, ENGINEERING, INVESTIGATING OR INSPECTING ADVICE, AND NEITHER THE BORROWER NOR ANY OF ITS SUBSIDIARIES (NOR ANY OTHER RECIPIENT OF SAID INFORMATION) SHALL RELY ON SAID INFORMATION. THE RESPONSIBILITY FOR COMPLIANCE WITH ENVIRONMENTAL LAWS RESTS SOLELY WITH THE BORROWER AND ITS SUBSIDIARIES.

         6.23. Fiscal Year. Change its fiscal year from a calendar year ending December 31.

         6.24. Amendments; Prepayments of Debt, Etc. (a) Amend in any respect the certificate or articles of incorporation, bylaws, partnership agreement, operating agreement or similar governing document of the Borrower or any of its Subsidiaries (other than to permit a name change or other immaterial amendment not inconsistent with this Agreement), any Intercompany Management Agreement, any shareholder agreement (to the extent such amendment would impose any obligation on the Borrower or any of its Subsidiaries inconsistent with this Agreement), the Investment Agreement or the Securities Purchase Agreement; or
(b) except with respect to the Debt created under the Loan Documents, customary trade discounts, purchase money Debt, Capital Leases, financed insurance premiums and Swap Agreements, permitted intercompany Debt, make any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange, any Debt.

         6.25. Location of Assets; Places of Business. Without thirty (30) days' prior written notice to the Agent and the execution and delivery of Financing Statements reasonably satisfactory to the Agent, (i) maintain any Inventory or Equipment at any location other than the locations set forth on SCHEDULE 4.8 or
(ii) change its principal place of business to a location other than that set forth on SCHEDULE 4.8.

         6.26. Account Documents. Without thirty (30) days' prior written notice to the Agent and the execution and delivery of Financing Statements reasonably satisfactory to the Agent, remove the billing and related records relating to Accounts from the locations set forth on SCHEDULE 4.8.

         6.27. No Inconsistent Transactions or Agreements. Enter into any transaction or agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prohibits or materially restricts the ability of the Borrower to pay the principal of or interest on the Loans.

         6.28. Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of their officers or directors, shall engage on behalf of Borrower or any Subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid programs;
(ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid programs; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid programs on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid. With respect to this Section, knowledge by a senior officer of the Borrower or a Subsidiary of any of the event described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by such senior officer in his or her official capacity as a officer of the Borrower or such Subsidiary. Neither the Borrower nor

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



any Subsidiary shall be considered to have breached this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

         6.29. Parkview Regional Hospital/EBITDAR to Facility Rent Expense. Permit the ratio of EBITDAR of Parkview Regional Hospital to Facility Rent Expense of Parkview Regional Hospital to be less than 1.75 to 1.0 at any time.


                                 ARTICLE VII

                              EVENTS OF DEFAULT

         7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (a) The Borrower (i) fails to pay any principal amount of the Credit Obligations when due, or (ii) fails to pay any interest and fees on the Credit Obligations within two (2) Business Days after the due date thereof;

         (b) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTION 5.3(A), 5.12, 5.13 or ARTICLE VI;

         (c) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTION 5.1, 5.2(C), 5.2(E), 5.2(F) or 2.13, and the same is not cured to the Required Lenders' satisfaction within fifteen (15) days after the earlier of (i) written notice to the Borrower by the Agent of the existence of such Default, or (ii) the date on which the Borrower or such Subsidiary acquires knowledge thereof;

         (d) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein except those specified in subsections (A), (B) and (C) above, and the same is not cured to the Required Lenders' satisfaction within thirty
(30) days after the earlier of (i) written notice to the Borrower by the Agent of the existence of such Default, or (ii) the date on which the Borrower or such Subsidiary acquires knowledge thereof;

         (e) If any representation or warranty made in writing by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower or any of its Subsidiaries and the Agent or any Lender shall prove to have been false or misleading in any material respect when made;

         (f) The occurrence of any default or event of default on the part of the Borrower or any of its Subsidiaries (including specifically, but without limitation, defaults due to nonpayment) under the terms of any agreement, document or instrument (including without limitation any Swap Agreement or any other similar agreement with any other Person) pursuant to which the Borrower or such Subsidiary has incurred any Debt (other than the Credit Obligations) in excess of $700,000, which default or event of default would permit acceleration of such Debt and which is not cured within any applicable grace or cure period;


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



         (g) (i) The termination of any hospital lease agreement; or (ii) the termination of any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties are bound where such termination is reasonably likely to result in a Material Adverse Effect;

         (h) The occurrence of an event of default under any of the Loan Documents or in any other agreement now existing or hereafter executed evidencing or securing any of the Credit Obligations, taking into account any applicable grace or cure provisions thereof;

         (i) The occurrence of any uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on their financial condition;

         (j) The filing by the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

         (k) The filing against the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, which petition is not dismissed discharged, stayed or bonded within sixty (60) days after the date of filing;

         (l) A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral or any other assets of the Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) which appointment continues undischarged, undismissed, unstayed or unbonded for 60 days or more;

         (m) The Borrower or any of its Subsidiaries (with assets having a value of $250,000 or more) ceases, or the Borrower and its Subsidiaries, on a consolidated basis, cease, to be Solvent (taking into account any rights of contribution);

         (n) A notice of lien, levy or assessment is filed of record against any portion of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority or any other Person, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any of its Subsidiaries, and the same is not dismissed, released, bonded or discharged within five (5) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged, and any such event could reasonably be expected to have a Material Adverse Effect;

         (o) The entry of judgments or the issuance of warrants of attachment, execution or similar process against the Borrower or any of its Subsidiaries or any of their assets of $500,000 or more in the aggregate in excess of the proceeds of insurance available therefor, which shall not be paid, dismissed, discharged, stayed pending appeal or bonded within fifteen (15) days after entry and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;


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



         (p) The occurrence of any of the following events: (i) the happening of a Reportable Event that could give rise to liability (that is not waived by the Pension Benefit Guaranty Corporation or by the Required Lenders, or if such liability can be avoided by any corrective action of the Borrower, such corrective action is not completed within ninety (90) days after the occurrence of such Reportable Event) with respect to any Pension Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Lenders promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

         (q) (i) The guaranty given by any Guarantor of the Borrower under the Guaranty Agreement shall, for any reason other than the satisfaction in full of all Credit Obligations and termination of this Agreement or the release of such Subsidiary from its Guaranty Obligations under the Guaranty Agreement in accordance with the terms thereof, cease to be in full force and effect at any time or is declared to be null and void or (ii) any such Subsidiary denies that it has any further liability under the Guaranty Agreement or gives notice to such effect, and such denial or notice is not revoked within one Business Day after the earlier of (A) receipt by the Borrower of notice from the Agent or any Lender of such denial or notice or (B) the Borrower becomes aware of such denial or notice being made or given, as the case may be;

         (r) The occurrence of a Change of Control;

         (s) Martin S. Rash and Richard D. Gore shall cease to be the Chief Executive Officer and Chief Financial Officer, respectively, of the Borrower or involved in the day-to-day operations of the Borrower and its Subsidiaries, and within 120 days following the cessation of their respective involvement, the relevant executive is not succeeded by a chief executive officer or chief financial officer, as applicable, reasonably acceptable to the Required Lenders; or

         (t) The Borrower or any Subsidiary, to the extent, if any, presently participating or required by law to participate, in Medicaid or Medicare programs shall fail to be eligible for any reason to participate in Medicaid, Medicare or MediCal programs or to accept assignments or rights to reimbursement under Medicaid Regulations, Medicare Regulations or MediCal Regulations, such failure shall have a Material Adverse Effect, and such failure shall also continue beyond the completion of any appeal process diligently pursued by the Borrower or such Subsidiary in good faith.


                                ARTICLE VIII

                 RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

          8.1. Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

         (a) Declare the Commitments of each Lender, the Swingline Commitment of the Swingline Lender, and the Issuing Bank's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default with respect to the Borrower pursuant to SECTIONS 7.1(J), (K) or (L), all of the Commitments and the Swingline Commitment, together with the Issuing Bank's obligation to issue Letters of Credit, shall automatically be terminated);

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         (b) Declare all or any part of the outstanding principal amount of the
Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default with respect to the Borrower pursuant to SECTIONS 7.1(J), (K) or (L), all such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

         (c) Direct the Borrower to deliver (and the Borrower hereby agrees, upon receipt of notice of such direction from the Agent, to deliver) to the Agent from time to time such additional amount of cash as is equal to the difference between the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and the amount then on deposit in the Cash Collateral Account, such amount to be held by the Agent in the Cash Collateral Account as security for the Borrower's Reimbursement Obligations as described in SECTION 2.17(I); and

         (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

          8.2. Right of Setoff. Upon the occurrence and during the continuance of, and prior to any express written waiver by the Required Lenders of, an Event of Default, the Agent and each Lender may, and are hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower) and irrespective of demand for payment, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account and any other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the Credit Obligations now or hereafter existing, whether or not such Credit Obligations have matured. The Agent agrees to notify the Borrower after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          8.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower or any of its Subsidiaries and the Agent or the Lenders or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any of its Subsidiaries and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



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                                 ARTICLE IX
                                  THE AGENT
          9.1. Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Loan Documents and to take such actions as agent on its behalf hereunder and under the other Loan Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

          9.2. Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. The Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

          9.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Loan Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Loan Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

          9.4. Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Loan Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Loan Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first

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have been indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

          9.5. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Loan Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to SECTIONS 9.4 and 10.8) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action (except for those actions specified in SECTION 8.1(A), (B), (C) or (D), with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. Each Lender shall promptly give the Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice shall not, in the absence of gross negligence or willful misconduct, affect its rights hereunder or under the other Loan Documents. Each Lender agrees that the rights and remedies granted under this Agreement and the other Loan Documents shall be exercised solely by the Agent, at the direction or with the consent of the Required Lenders, and that no Lender shall have any right individually to exercise any such right or remedy except to the extent, if any, expressly provided herein or therein.

         9.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their

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



percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their percentages as used in determining the Required Lenders as of the date of determination, for any reasonable expenses incurred by the Agent for the benefit of the Lenders (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

          9.8. The Agent in its Individual Capacity. With respect to its Commitments, the Loans made by it, the Letters of Credit issued by it and the Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their Affiliates as if it were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          9.9. Successor Agent. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving ten (10) Business Days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation and with the prior consent of the Borrower, which consent shall not be unreasonably withheld, the Required Lenders will appoint from among the Lenders a successor to the Agent. If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-Business Day period, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with the prior consent of the Borrower, which consent shall not be unreasonably withheld, which shall be a commercial bank or trust company organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          9.10.       Collateral Matters.

         (a) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Credit Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (B).

         9.11. Issuing Bank and Swingline Lender.  The provisions of this
ARTICLE IX (other than SECTION 9.9) shall apply to the Issuing Bank and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Agent

@@                                ARTICLE X

                                MISCELLANEOUS

          10.1.     Survival.

         (a) The representations and warranties made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. Notwithstanding any other provision herein or anything provided or implied by law to the contrary, no termination or cancellation (regardless of cause or procedure) of the Commitments, this Agreement or any of the other Loan Documents shall in any way affect or impair the rights and obligations of the parties hereto with respect to any of the provisions of (i)
SECTION 10.3, (ii) SECTION 2.15 or (iii) this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, all of the provisions of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13, 2.17(H), 9.7, 10.6 and 10.7, and, in each case, such provisions shall survive any such termination or cancellation and the making and repayment of the Loans.

         (b) The Borrower, the Agent and the Lenders agree that: (i) ARTICLES IV and V and the other applicable provisions of this Credit Agreement are intended as the Agent's (on behalf of the Lenders) written request for information (and the Borrower's response) concerning the environmental condition of the real property; and (ii) each provision in this Credit Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the Realty is intended to be an "environmental provision" and as such it is expressly understood that the Borrower's duty to indemnify the Agent and the Lenders as specified hereunder shall survive the termination or cancellation of the Commitments or this Agreement and the making and repayment of the Loans.

         10.2. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO

MATTERS NOT GOVERNED THEREBY, THE INTERNAL LAWS OF THE STATE OF THE DOMICILE OF THE ISSUING BANK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO BORROWER (ATTENTION: GENERAL COUNSEL) AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIFTEEN (15) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          10.3.     Arbitration; Remedies.

         (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Loan Documents ("Disputes") between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction contemplated by this Agreement or any of the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted, or if such person is not available, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any interest rate protection agreements.

         (b) Notwithstanding the preceding binding arbitration proceedings, the Borrower and the Agent, on behalf of the Lenders, agree to preserve, without diminution, certain remedies, more particularly described below, that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent, on behalf of the Lenders, and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, setoff, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of any arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         The Borrower and the Agent, on behalf of the Lenders, agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

          10.4. Notice. All notices and other communications provided for hereunder shall be in writing (including facsimile transmission) and mailed, telecopied or delivered to the party to be notified at the following addresses (provided, however, that Syndication Agency Services of First Union National Bank of North Carolina will not receive copies of regular financial reports and the attorneys listed below will receive neither regular financial reports nor the business information submitted to the Agent and the Lenders):

         If to Borrower:            Brim, Inc. (changing name to Principal
                                      Hospital Company)
                                    5123 Paddock Village Court
                                    Suite A-12
                                    Brentwood, Tennessee  37027
                                    Attention:  Chief Financial Officer
                                    Telephone:  (615) 370-1377
                                    Telecopy:  (615) 370-9539


         with a copy to:            Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois  60601
                                    Attention:  Kevin Evanich
                                    Telephone:  (312) 861-2076
                                    Telecopy:  (312) 861-2200

         If to the Agent
         or the Issuing Bank:       First Union National Bank of
                                      North Carolina
                                    One First Union Center, TW-10
                                    Charlotte, North Carolina  28288-0608
                                    Attention:  Syndication Agency Services
                                    Telephone:  (704) 388-0281
                                    Telecopy:  (704) 383-0288

         with a copy to:            First Union National Bank of
                                      North Carolina
                                    150 Fourth Avenue North

                                    2nd Floor
                                    Nashville, Tennessee 37219
                                    Attention:  Carolyn Hannon
                                    Telephone:  (615) 251-9374
                                    Telecopy:  (615) 251-9247

         with a copy to:            First Union National Bank of
                                      North Carolina
                                    One First Union Center, 5th Floor
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0735
                                    Attention:  David Grams
                                    Telephone:  (704) 383-6249
                                    Telecopy:  (704) 383-9144

         with a copy to:            Robinson, Bradshaw & Hinson, P.A.
                                    101 North Tryon Street
                                    Suite 1900
                                    Charlotte, North Carolina  28246
                                    Attention:  Stokely G. Caldwell, Jr.
                                    Telephone:  (704) 377-8332
                                    Telecopy:  (704) 378-4000

         If to any Lender:          At the address set forth on its
                                    signature page hereto.

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, postage prepaid, (ii) if transmitted by overnight delivery service or telecopied, when delivered for overnight delivery or transmitted by telecopier, respectively, with appropriate confirmation of delivery, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         All wire transfers to the Agent shall be sent to First Union National Bank of North Carolina, ABA Routing #053000219, to the credit of First Union National Bank of North Carolina, Charlotte, North Carolina, Attention:
Syndication Agency Services, G/L #465906, RC #5007, RE: Principal Hospital Company, unless otherwise instructed by the Agent.

          10.5.       Assignments, Participations.

         (a) With the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld (except in the case of a Default or Event of Default in which case no consent of the Borrower shall be required), each Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments) under each Credit Facility, (ii) except in the case of an assignment to an Affiliate of such Lender or a Person that, immediately prior to such assignment, was a Lender, (1) the amount of the Commitments of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the aggregate Commitments of such Lender immediately prior to such assignment or (z) $5,000,000, and (2) the amount of the

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



Swingline Commitment being assigned pursuant to any such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Swingline Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a processing fee of $3,000 to the Agent for its own account, and (v) the assignee shall prepare and deliver to the Agent (for delivery to the Borrower) any forms and other documents required by SECTION 2.12(C). Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein
(a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of such Lender hereunder with respect thereto, and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other, and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished hereto or pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and (vii) such assignee will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the

Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBITS A-1 and A-2, as appropriate.

         (e) Each Lender may sell to one or more other Persons participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Bank, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such participation shall be in an amount of not less than $5,000,000, (v) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitments, the outstanding Loans made by it and the Note or Notes held by it),
(vi) each such participation shall be of an equal, pro rata percentage of such Lender's rights and obligations (including its Commitments) under each Credit Facility, (vii) no Lender shall permit any participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document except as to actions of the type described in SECTION 10.8(A), and
(viii) the parties to each such participation shall pay a processing fee of $3,000 to the Agent for its own account. In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents, the participant's rights against the granting Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that each such participant shall have the rights of a Lender for purposes of SECTIONS 2.11(A), 2.11(B), 2.12, 2.13 and 8.2, and shall be entitled to the benefits thereof, to the extent that the Lender selling such participation would be entitled to such benefits if the participation had not been sold.

         (f) With the prior consent of the Required Lenders and the Borrower, which consent shall not be unreasonably withheld, the Issuing Bank may assign all, but not less than all, of its rights and obligations as Issuing Bank under this Agreement, including, without limitation, its commitment to issue Letters of Credit, to any Eligible Assignee, and upon acceptance of such assignment, the successor Issuing Bank shall succeed to such rights and obligations and the assigning Issuing Bank shall be discharged therefrom.

         (g) The Agent, the Issuing Bank and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee or participant or proposed assignee or participant agrees in writing to the Agent, the Issuing Bank or such Lender, as the case may be, to keep such information confidential to the same extent required of the Lenders under
SECTION 10.17.

         (h) Nothing in this Agreement or the other Loan Documents shall prohibit any Lender or participant from pledging or assigning its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it and the Note or Notes held by it, including Collateral therefor) to any Federal Reserve Bank in accordance with applicable law.


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



         10.6. Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

         (a) to pay or reimburse the Agent upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, amendment or termination of this Agreement or the other Loan Documents or any consent or waiver requested by the Borrower hereunder or thereunder; (ii) upon the occurrence and during the continuance of any Event of Default, charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; and
(iii) upon the occurrence and during the continuance of any Event of Default, any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of the Borrower or any Guarantor;

         (b) to pay or reimburse the Agent and each Lender upon demand and after notice in accordance with SECTION 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or paid by the Agent or such Lender in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Loan Documents (other than a dispute solely between or among the Lenders or the Lenders and the Agent); (ii) any attempt by the Agent or such Lender to enforce any of its rights against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Loan Documents; and (iii) any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

         (c) to pay and hold the Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Loan Documents or in any modification hereof or thereof; and

         (d) to pay and hold the Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender.

          10.7. Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under SECTION 10.6 and all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Lender and each of their directors, officers, employees, agents and their Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees, reasonable costs and expenses (collectively, "Indemnified Costs") incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein, and including, without limitation, Environmental Claims, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting from the gross negligence or willful misconduct of such Indemnified Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth in SECTION 10.3) or resulting from any dispute solely between or among the Lenders or the Lenders and the Agent. Without limiting the generality of the foregoing, the Indemnified Costs with respect to Environmental Claims shall include, without limitation, amounts paid in settlement of claims, all consultant and expert fees and expenses of any Indemnified Person incurred in connection with any investigation of site conditions, any abatement, cleanup, remediation, removal or restoration work, or liability for any damages or injuries of any Person or to land, air, water or other natural resources. All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by the Borrower within thirty (30) days after demand, and shall be additional Credit Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.
         Any Indemnified Party may submit a claim for indemnification hereunder by delivering written notice of such claim to the Borrower and, unless the claimant is the Agent, to the Agent, and such notice shall describe in reasonable detail the basis for the claim, the amount or estimated amount of the claim, and such other information as the Borrower or the Agent shall reasonable request.

          10.8. Amendments, Waivers, Etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

         (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Credit Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Credit Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Credit Obligations or (ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable under SECTION 2.6(B) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Credit Obligations;

         (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in either Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder, (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the term of the Revolving Credit Facility or Term Loan Facility, (iv) affect the obligation of the Lenders having Revolving Credit Commitments to become L/C Participants, (v) amend any provision of this SECTION 10.8, (vi) release all or substantially all of the Collateral or
(vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Credit Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents;

         (c) no provision relating to the rights or obligations of the Swingline Lender or the Issuing Bank under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of such Person; and

         (d) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent.

          10.9. Rights and Remedies Cumulative, Non-Waiver, Etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lenders, or any of them (or the Agent on their behalf), or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

          10.10. Binding Effect, Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and assigns of the Borrower, the Agent, the Issuing Bank and each Lender; provided, however, that (i) the Borrower may not sell, assign or transfer this Agreement or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder and (ii) any assignees and participants of the Lenders and any successor Issuing Bank shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for in and pursuant to SECTION 10.5.

          10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.12. Entire Agreement. THIS AGREEMENT AND THE LOAN DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF, INCLUDING WITHOUT LIMITATION THE COMMITMENT LETTER. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          10.13. Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

          10.14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          10.15. Conflict of Terms. The Exhibits and Schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

          10.16. Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, in the reasonable good faith opinion of the Required Lenders, may prove to be inadequate relief.

          10.17. Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic confidential information provided in connection with this Agreement or any other Loan Document and agrees and undertakes that it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law, (iv) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business or (v) to such Lender's independent auditors and other professional advisors that have a reasonable need or basis for access thereto. The Lenders agree to use reasonable efforts to notify the Borrower within a reasonable period of time prior to any such disclosure.

         10.18. Post-Closing Matters. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to assist the Agent in the syndication of the Facilities and the resultant addition of Lenders after the Closing Date.

                          [Signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.



                                           BRIM, INC.


                                           By:    /s/ Martin S. Rash
                                                  ------------------------------
                                                  Title: Chief Executive Officer



                       FIRST UNION NATIONAL BANK OF NORTH
                     CAROLINA, AS AGENT AND AS ISSUING BANK


                                           By:    /s/ Joseph H. Towell
                                                  ------------------------------
                                                  Title: Senior Vice President




                                              (signatures continued)

                       FIRST UNION NATIONAL BANK OF NORTH
                       CAROLINA


                       By:  /s/ Joseph H. Towell
                            -----------------------------
                            Title:  Senior Vice President


                            Term Loan
                            Commitment:                   $5,250,000

                            Revolving Credit:             $9,750,000


                            Address:
                            First Union National Bank
                            of North Carolina
                            One First Union Center, DC-5
                            301 South College Street
                            Charlotte, North Carolina 28288-0735
                            Attention:  Healthcare Finance Group
                            Telephone:  (704) 383-7121
                            Telecopy:   (704) 383-9144


                            First Union Bank
                            of North Carolina
                            150 Fourth Avenue North
                            2nd Floor
                            Nashville, Tennessee 37219
                            Attention:  Carolyn Hannon
                            Telephone:  (615) 251-9374
                            Telecopy:   (615) 251-9247


                            Wiring Instructions:

                            First Union National Bank
                            of North Carolina
                            Charlotte, North Carolina
                            ABA# 053000219
                            For further credit to:
                            Syndication Agency Services
                            GL# 465906
                            RC# 5007
                            Reference:  Brim, Inc./Principal Hospital Company

                            (signatures continued)

                           AMSOUTH BANK OF ALABAMA

                           By:    /s/ William P. Barnes
                                  -----------------------
                           Title:   Senior Vice President


                           Term Loan
                           Commitment:                             $4,725,000

                           Revolving Credit:                       $8,775,000

                           Lending Office, Hand Delivery Address
                           and Mailing Address:

                           AmSouth Bank of Alabama
                           1900 5th Avenue North
                           AmSouth Sonat Tower 7th Floor
                           Birmingham, Alabama 35203
                           Telephone: (205) 326-4081
                           Telecopy: (205) 326-4790
                           Attention: W. Page Barnes

                           Wiring Instructions:

                           AmSouth Bank of Alabama
                           ABA # 062000019
                           For further credit to:
                           Acct. # 0011 0245 0400 100
                           (Corp. Clrng. Acct.)
                           Healthcare Banking
                           Reference:  Principal Hospital
                           Company



                           (signatures continued)

                         LEHMAN COMMERCIAL PAPER INC.

                         By:    /s/ Dennis J. Dee
                               ---------------------
                         Title: Authorized Signatory

                         Term Loan
                         Commitment:                            $4,375,000
                         Revolving Credit:                      $8,125,000

                         Lending Office:

                         Lehman Commercial Paper Inc.
                         c/o Bankers Trust Company
                         Corporate Trust & Agency Group
                         4 Albany Street - 10th Floor
                         New York, New York 10006
                         Telephone: (212) 250-6374
                         Telecopy: (212) 250-6151
                         Attention: Andrew Kunerb

                         and

                         Lehman Commercial Paper Inc.
                         101 Hudson Street - 30th Floor
                         Jersey City, New Jersey 07302
                         Telephone: (201) 524-4518
                         Telecopy: (201) 524-5847
                         Attention: Tom Wilson

                         With copies of modifications to Credit
                         Agreement and financial information only to:

                         Michele Swanson
                         Lehman Commercial Paper Inc.
                         3 World Financial Center - 10th Floor
                         New York, New York  10285
                         Telephone:  (212) 526-0330
                         Telecopy:  (212) 528-0819

                         Lehman Commercial Paper Inc.
                         Wiring Instructions:

                         Bankers Trust ABA # 021-001-033
                         For further credit to:
                         Favor NY Ltd. Loan Services Omnibus Acct.
                         Acct. # 01-0442 898
                         Attention: Brian Schmidt

                         (signatures continued)

                         CREDIT LYONNAIS NEW YORK BRANCH

                         By:
                            -----------------------------------
                         Pascal Poupelle, Senior Vice President


                         Term Loan
                         Commitment:                            $4,025,000

                         Revolving Credit:                      $7,475,000

                         Lending Office, Hand Delivery Address
                         and Mailing Address:

                         Credit Lyonnais
                         1301 Avenue of the Americas
                         New York, New York  10019
                         Telephone:  (212) 261-7791
                         Telecopy:  (212) 261-3440
                         Attention:  Martin D. Golden

                         Wiring Instructions:

                         Lyonnais
                         New York, New York
                         ABA # 0260-0807-3
                         Acct. # 01-88179214000001
                         Attention: Loan Servicing
                         Reference:  Principal Hospital Company



                         (signatures continued)

                        BANQUE PARIBAS HOUSTON AGENCY

                        By:    /s/ Glenn J. Mealey
                             -------------------------
                        Title:   Vice President


                        By:    /s/ Larry Robinson
                             -------------------------
                              Title: Vice President

                        Term Loan
                        Commitment:                             $3,500,000

                        Revolving Credit:                       $6,500,000

                        Lending Office, Hand Delivery Address
                        and Mailing Address:

                        Banque Paribas Houston Agency
                        1200 Smith Street
                        Houston, Texas  77002
                        Telephone:  (713) 659-4811
                        Telecopy:  (713) 659-5234
                        Attention:  Glenn Mealey

                        Wiring Instructions:

                        Bankers Trust Company New York
                        ABA # 021001033
                        For Account 04202195 - Banque Paribas New York
                        For further credit to:
                        Acct. # 2144-001545 - Banque Paribas Houston Agency
                        Reference:  Principal Hospital Company

                        Loan Operations Activity Contact:

                        Banque Paribas New York
                        1200 Smith Street
                        Suite 3100
                        Houston, Texas  77002
                        Telephone:  (713) 659-4811
                        Telecopy:  (713) 659-5305
                        Primary Contact:  Leah Evans-Hughes
                        Secondary Contact:  Nicole Krudop/Kim Grayson



                            (signatures continued)

                          Banque Paribas Houston Agency
                          Letter of Credit Activity Contact:

                          Primary Contact:

                          Cheryl Johnson
                          1200 Smith Street
                          Suite 3100
                          Houston, Texas  77002
                          Telephone:  (713) 659-4811
                          Telecopy:  (713) 659-3832
                          Telex:  166514 or 166343

                          Secondary Contact:

                          Patricia Chui
                          1200 Smith Street
                          Suite 3100
                          Houston, Texas  77002
                          Telephone:  (713) 659-4811
                          Telecopy:  (713) 659-3832
                          Telex:  166514 or 166343

                          Wiring Instructions for Letter of Credit Activity:

                          Bankers Trust Company, New York
                          ABA # 021001033
                          For Acct. # 04-204254 - Banque Paribas Houston Agency


                          (signatures continued)

                           KEY BANK OF OREGON

                           By: /s/ Charles J. Shoop
                              ---------------------------
                              Title:  Assistant Vice President


                              Term Loan
                              Commitment:                          $3,500,000

                              Revolving Credit:                    $6,500,000

                              Lending Office, Hand Delivery Address
                              and Mailing Address:

                              Key Bank of Oregon
                              1211 SW 5th
                              Suite 400
                              Portland, Oregon  97204
                              Telephone:  (503) 790-7519
                              Telecopy:  (503) 790-7574
                              Attention:  Charlie Shoop

                              Wiring Instructions:

                              Key Bank of Oregon
                              ABA # 123002011
                              Beneficiary:  NW Region Specialty Services
                              Acct. # 370215701092
                              Attn: Specialty Team
                              Telephone: 1 (800) 297-5518



                              (signatures continued)

                         NATIONAL CITY BANK OF KENTUCKY

                         By:    /s/ Roderic M. Brown
                              -----------------------
                              Title: Vice President

                              Term Loan
                              Commitment:                          $3,500,000

                              Revolving Credit:                    $6,500,000

                              Lending Office, Hand Delivery Address
                              and Mailing Address:

                              National City Bank of Kentucky
                              101 South Fifth Street
                              Louisville, Kentucky 40202
                              Telephone: (502) 581-4369
                              Telecopy: (502) 581-4424
                              Attention: Roderic M. Brown

                              Wiring Instructions:

                              National City Bank of Kentucky
                              ABA # 083000056
                              For further credit to:
                              G/L # 151804
                              Attention:  Tami Boston
                              Reference:  Principal Hospital Company



                              (signatures continued)

                         UNION BANK OF CALIFORNIA, N.A.

                         By:    /s/ Albert W. Kellye
                              -----------------------
                              Title: Vice President

                              Term Loan
                              Commitment:                          $3,500,000

                              Revolving Credit:                    $6,500,000

                              Lending Office, Hand Delivery Address
                              and Mailing Address:

                              Union Bank of California
                              550 S. Hope Street
                              3rd Floor
                              Los Angeles, California  90071
                              Telephone:  (213) 243-3505
                              Telecopy:  (213) 243-3552
                              Attention:  Albert Kelley

                              Wiring Instructions:

                              Union Bank of California
                              ABA # 122000496
                              For further credit to:
                              Acct. # 0012060232
                              Reference:  Principal Hospital Company



                              (signatures continued)

                         FIRST AMERICAN NATIONAL BANK

                         By:   /s/ Sandra G. Hamrick
                               ---------------------
                               Title: Vice President


                               Term Loan
                               Commitment:                          $2,625,000

                               Revolving Credit:                    $4,875,000

                               Lending Office, Hand Delivery Address
                               and Mailing Address:

                               First American National Bank
                               First American Center
                               2nd Floor
                               Nashville, Tennessee  37237-0203
                               Telephone:  (615) 748-2191
                               Telecopy:  (615) 748-2812
                               Attention:  Ms. Sandy Hamerick

                               Wiring Instructions:

                               First American National Bank
                               Nashville, Tennessee ABA #
                               064-0000-71 For further credit
                               to:
                               Wire Transfer Clearing
                               Acct # 0901256
                               Reference: Principal Hospital